TERM LOAN AND LETTER OF CREDIT AND
                             REIMBURSEMENT AGREEMENT

                           Dated as of March 26, 1997

            OGDEN CORPORATION, a Delaware corporation (the "Borrower"), the Banks (as hereinafter defined) and DEUTSCHE BANK AG, NEW YORK BRANCH ("Deutsche Bank"), as agent (the "Agent") for the Banks (as hereinafter defined), agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Accountants" means Deloitte & Touche LLP, or any successor thereto, or such other firm or certified public accountants of recognized national standing selected by the Borrower and satisfactory to the Required Banks.

            "Acquisition" means any transaction consummated after the Effective Date by which the Borrower or any Subsidiary (i) acquires any going business or all or substantially all of the assets of any Person (or any division thereof), whether through purchase of assets, merger, consolidation or otherwise, or (ii) acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority of the securities or equity interests of a Person having ordinary voting power for the election of directors or comparable officials.

            "Advance" means a Term Advance or a Letter of Credit Advance.

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 25% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

            "Agency Agreement" means the Fiscal Agency Agreement, dated as of June 1, 1987, between the Borrower and Bankers Trust Company, pursuant to which the

      Borrower issued $85,000,000 of its 6% Convertible Subordinated Debentures due 2002 or the Fiscal Agency Agreement, dated as of October 15, 1986, between the Borrower and Bankers Trust Company, pursuant to which the Borrower issued $75,000,000 of its 5:% Convertible Subordinated Debentures due 2002.

            "Agent" has the meaning assigned to that term in the first paragraph of this Agreement.

            "Agent's Account" means the account of the Agent payable through the Federal Reserve Bank of New York in favor of Deutsche Bank, New York Branch, with its office at 31 West 52nd Street, New York, New York 10019 ABA # 026000780, Syndications Clearing Account, Account No. 100440240008,
      Attention: John Quinn.

            "Agreement" means this Term Loan and Letter of Credit and Reimbursement Agreement, as the same may be amended, modified or supplemented from time to time.

            "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Advance and such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

            "Applicable Margin" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

             ============================= ==============================
                  Public Debt Rating           Applicable Margin for
                     S&P/Moody's             Eurodollar Rate Advances
             ============================= ==============================
             ============================= ==============================
             Level 1
             A-/A3 or above                            .250%
             ============================= ==============================
             Level 2
             BBB+ or BBB/Baa1 or Baa2                  .350%
             ============================= ==============================
             Level 3
             BBB-/Baa3                                 .450%
             ============================= ==============================
             Level 4
             BB+/Ba1 or below                          .600%
             ============================= ==============================

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit D hereto.

            "Available Amount" of the Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

            "Banks" means the banks listed on the signature pages hereof and any Eligible Assignee which becomes a party hereto pursuant to Section 8.07.

            "Base Rate" means, for any day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the greater of:

                  (a) the rate of interest announced publicly by Deutsche Bank in New York, New York, from time to time, as Deutsche Bank's prime lending rate for unsecured commercial loans in Dollars to borrowers located in the United States on such date; and

                  (b) 1/2 of one percent per annum above the Federal Funds Rate for such day.

            For purposes of this definition, the Deutsche Bank prime lending rate is a reference rate and does not necessarily represent the lowest rate or the best rate charged to any customer or the rate charged to any commercial bank for interbank lending. Deutsche Bank may make commercial loans or advances or conduct interbank lending at rates of interest at, above or below its prime lending rate.

            "Base Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(i).

            "Beneficiary" means Canadian Imperial Bank of Commerce or such other beneficiary of the Letter of Credit (as may be agreed by the Borrower and the Banks), which in any case shall be acting as agent for the holders of the Palladium Securities and shall be as specified in the Notice of Issuance.

            "Borrower" has the meaning assigned to that term in the first paragraph of this Agreement.

            "Borrowing" means a borrowing consisting of Term Advances or Letter of Credit Advances of the same Type made on the same day by the Banks.

            "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

            "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations thereunder, as from time to time in effect.

            "Commitment" means a Term Commitment or a Letter of Credit
      Commitment.

            "Confidential Information" means information that the Borrower furnishes to the Agent or any Bank in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Bank from a source other than the Borrower.

            "Consolidated" means the Borrower and its Subsidiaries which are consolidated for financial reporting purposes.

            "Consolidating" means the Borrower and its Subsidiaries taken separately.

            "Contingent Obligation", as applied to the Borrower and its Consolidated Subsidiaries, means Indebtedness of others (a) which the Borrower or any Consolidated Subsidiary has directly or indirectly guaranteed, indorsed (other than for deposit or collection or in the ordinary course of business), discounted with recourse, agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or (b) with respect to which the Borrower or any Consolidated Subsidiary has agreed contingently to supply or advance funds (whether by way of loan, share purchase or capital contribution, through a commitment to pay rent or to pay for Property or services regardless of dispossession from such Property, the non-delivery of such Property or the non-furnishing of such services, or otherwise), or (c) with respect to which the Borrower or any Consolidated Subsidiary has otherwise become directly or indirectly liable, provided, however, that "Contingent Obligations" shall exclude any Indebtedness of others with respect to which the Borrower or any Consolidated Subsidiary is obligated solely upon the occurrence of a default by any Consolidated Subsidiary of its covenants and undertakings under any contracts or agreements (except, however, such Indebtedness of others shall not be excluded after the occurrence of such default to the extent that the Borrower or any Material Subsidiary has directly assumed or has otherwise become directly liable for such Indebtedness of others as a result of the exercise of remedies in connection with such default).

            "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to
      Section 2.07 or 2.08.

            "Current Assets" means the current assets of the Borrower and its Subsidiaries determined on a Consolidated basis in accordance with GAAP.

            "Current Liabilities" means the current liabilities of the Borrower and its Subsidiaries determined on a Consolidated basis in accordance with GAAP.

            "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "Deutsche Bank" has the meaning assigned to that term in the first paragraph of this Agreement.

            "Dollars" and "$" and "US$" mean the lawful currency of the United States of America.

            "Disclosed Litigation" has the meaning specified in Section 3.01(b).

            "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Bank, or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

            "Effective Date" means March 26, 1997.

            "Eligible Assignee" means an assignee which is any bank, insurance company or financial institution organized under the laws of the United States or any state thereof acting for its own account, which (a) is regularly engaged in the business of making loans in transactions similar to this Agreement, (b) has a consolidated net worth in excess of US$200,000,000, and (c) has been approved by (i) the Agent and (ii) unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 8.07, the Borrower, such approval not to be unreasonably withheld or delayed; provided, however that no consent of the Borrower shall be required (x) in the event of a change of ownership or control of the Borrower or (y) in the case of any assignment to (1) another Bank hereunder, (2) a Bank Affiliate or (3) the Federal Reserve; and provided, further, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

            "Environmental Law" means any and all federal, state and local laws relating to the environment, the use, storage, transporting, manufacturing, handling, discharge, disposal or recycling of hazardous substances, materials or pollutants or industrial hygiene and including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USCA ' 9601 et seq.; (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 USCA ' 6901 et seq.; (iii) the Toxic Substance Control Act, as amended, 15 USCA ' 2601 et seq.; (iv) the Water Pollution Control Act, as amended, 33 USCA ' 1251 et seq.; (v) the Clean Air Act, as amended, 42 USCA ' 7401 et seq,;
      (vi) the Hazardous Material Transportation Act, as amended, 49 USCA ' 1801 et seq. and (vii) all rules, regulations, judgments, decrees, injunctions and restrictions thereunder and any analogous state law.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" mans any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

            "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA are met with a contributing sponsor, as defined in
      Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

            "Eurodollar Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Bank (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

            "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, (a) an interest rate per annum equal to the rate per annum that is set forth on page 3750 of the Dow Jones Telerate Service (or any other page that may replace such page from time to time) as of 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for Dollar deposits having a tenor equal to the duration of such Interest Period or (b) if a rate cannot be determined pursuant to clause (a) above, a rate per annum equal to the average (rounded upward to the nearest multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars are offered by the principal office of each of the Reference Banks as determined by the Agent (or, if the Agent is unable to obtain information as to such rate from all of the Reference Banks, as to each Reference Bank from which it has obtained such information) in London, England to prime banks in the interbank market at 11:00 a.m. two Business Days before the first day of such Interest Period and for a period equal to such Interest Period.

            "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(ii).

            "Events of Default" has the meaning specified in Section 6.01.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

            "FinanceCo I" means Palladium Finance Corporation I, a Canadian corporation.

            "Financial Statements" has the meaning specified in Section 4.01(q).

            "Fixed Charge Coverage Ratio" means the ratio of (a) the sum of Operating Income, Interest Expense and Rent Expense to (b) the sum of Interest Expense and Rent Expense, all on a Consolidated basis.

            "GAAP" means generally accepted accounting principles as of the date of any determination dependent thereupon, consistently applied.

            "Governmental Body" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

            "Indebtedness" means, without duplication, with respect to the Borrower and its Subsidiaries, all (a) obligations in respect of borrowed money or for the deferred purchase price of Property or services which are, in accordance with GAAP, includable as a liability on a Consolidated balance sheet, and (b) amounts representing the capitalization of rentals in accordance with GAAP; provided, however, that "Indebtedness" shall exclude any Indebtedness of any Subsidiary which, with respect to such Subsidiary, is limited in recourse to the assets financed with the proceeds of such Indebtedness and any Property or contract rights related to such assets or revenues attributable thereto (except, however, such Indebtedness of a Subsidiary shall not be excluded after the occurrence of a default by such Subsidiary in the performance of its obligations under any contract or agreement to the extent that the Borrower or any Material Subsidiary has directly assumed or has otherwise become directly liable for such Indebtedness pursuant to performance guarantees given by the Borrower or such Material Subsidiary as a result of the exercise of remedies in connection with such default).

            "Information Memorandum" means the information memorandum dated March 7, 1997 used by the Agent in connection with the syndication of the Commitments.

            "Initial Lending Date" means April 1, 1997.

            "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

            "Interest Expense" means for any period, the sum of all interest (adjusted to give effect to all interest rate swap, cap or other interest rate hedging arrangements and fees and expenses paid in connection with the same, all as determined in accordance with GAAP) paid or accrued in respect of all Indebtedness for such period by the

      Borrower and its Subsidiaries on a Consolidated basis, as determined in accordance with GAAP.

            "Interest Period" means, for each Eurodollar Rate Advance comprising part of a Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (a) the Borrower may not select any Interest Period that ends after the Maturity Date;

                  (b) Interest Periods commencing on the same date for
            Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                  (c) whenever the last day of any Interest Period would
            otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

            "Joint Venture Subsidiary" means any Subsidiary of which the Borrower or any Subsidiary of the Borrower, directly or indirectly, owns or controls less than 80% of the outstanding Voting Stock.

            "L/C Applicable Commission" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

             ============================== =============================
                  Public Debt Rating                 Applicable
                      S&P/Moody's                    Percentage
             ============================== =============================
             ============================== =============================
             Level 1
             A-/A3 or above                            .250%
             ============================== =============================
             Level 2
             BBB+ or BBB/Baa1 or Baa2                  .350%
             ============================== =============================
             Level 3
             BBB-/Baa3                                 .450%
             ============================== =============================
             Level 4
             BB+/Ba1 or below                          .600%
             ============================== =============================

            "L/C Cash Collateral Account" has the meaning specified in Section 6.02.

            "L/C Related Documents" has the meaning specified in Section
      2.03(c).

            "Letter of Credit" means the single Letter of Credit to be severally issued by the Banks pursuant to Section 2.01(b) in substantially the form of Exhibit C hereto.

            "Letter of Credit Advance" means an advance made by any Bank pursuant to Section 2.03(b).

            "Letter of Credit Commitment" means, with respect to any Bank at any time, the amount set forth opposite such Bank's name on the signature pages hereto under the caption "Letter of Credit Commitment" or, if such Bank has entered into one or more Assignments and Acceptances, set forth for such Bank in the Register maintained by the Agent pursuant to Section 8.07(c) as such Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.09(b).

            "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing.

            "Loan Documents" means this Agreement, the Notes and the Letter of Credit, in each case as amended, supplemented or otherwise modified from time to time.

            "Loan Purchase Agreement" means the Loan Purchase Agreement, dated as of January 31, 1997, as such agreement may be amended, supplemented or otherwise modified from time to time, between the Borrower and NationsBank, N.A., as agent for the lenders party to the Palladium Loan Agreement, pursuant to which the Borrower has agreed to purchase the full amount owing by Palladium under the Palladium Loan Agreement on or before April 1, 1997.

            "Margin Stock" means any "margin stock", as said term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended from time to time.

            "Material Adverse Change" means a material adverse change in the operations or financial condition of the Borrower and its Subsidiaries taken as a whole.

            "Material Adverse Effect" means a material adverse effect on the operations or financial condition of the Borrower and its Subsidiaries taken as a whole.

            "Material Subsidiary" means Ogden Energy; Ogden Services Corporation, a Delaware corporation; Ogden Financial Services, Inc., a Delaware corporation; any successor to any of the foregoing by merger, consolidation, amalgamation, reorganization, recapitalization, liquidation, or any similar transaction; and any other Subsidiary (other than a Subsidiary whose assets are financed with debt which is limited in recourse to such Subsidiary or to the assets being financed with the proceeds of such debt and any Property or contract rights related to such assets or revenues attributable thereto) which, at any time from September 20, 1993 to, but excluding, the Maturity Date, has a Shareholders' Equity equal to or greater than US$60,000,000.

            "Material Subsidiary Group" means, at any time, one or more Subsidiaries (other than a Subsidiary whose assets are financed with debt which is limited in recourse to such Subsidiary or to the assets being financed with the proceeds of such debt and any Property or contract rights related to such assets or revenues attributable thereto) which have singly or in the aggregate a Shareholders' Equity equal to or greater than US$60,000,000. For purposes of determining whether one of the events described in Section 6.01(f) or 6.01(g) has occurred with respect to a Material Subsidiary Group, the Shareholders' Equity of each Subsidiary as of the most recent fiscal year-end of such Subsidiary with respect to which one of such events has occurred and is continuing shall be aggregated from September 20, 1993 to the Maturity Date.

            "Maturity Date" means April 1, 2000, the third anniversary of the Initial Lending Date.

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer Plan" means a multiemployer plan, as defined in
      Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Multiple Employer Plan" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under
      Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "Note" means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Bank resulting from the Advance made by such Bank.

            "Notice of Term Borrowing" has the meaning specified in Section 2.02(a).

            "Notice of Issuance" has the meaning specified in Section 2.03(a).

            "Ogden Energy" means Ogden Energy, Inc., a Delaware corporation.

            "Operating Income" means net income before income taxes and minority interests of the Borrower and its Subsidiaries from continuing operations, determined on a Consolidated basis in accordance with GAAP.

            "Palladium" means Palladium Corporation, an Ontario corporation.

            "Palladium Documents" means all agreements entered into in connection with the Palladium Transaction, including without limitation, the shareholder agreement to be entered into among Palladium, FinanceCo I and the Beneficiary with respect to the Palladium Securities; the put agreement to be entered into between the Borrower and the Beneficiary with respect to the Palladium Loan Agreement and the Palladium Securities; the debt put/call agreement to be entered among, Palladium, FinanceCo I, the Borrower and the Beneficiary with respect to the Palladium Loan Agreement and the Palladium Securities.

            "Palladium Loan Agreement" means the Term Loan Agreement, dated as of April 30, 1994, among Palladium, as Borrower, NationsBank, N.A., as Agent, Issuing Bank and Bank, National Westminster Bank plc, as Co-Agent and Bank, Banque Paribas, as Bank, The Fuji Bank, Limited, New York Branch, as Bank, and Deutsche Bank AG, New York Branch, as Bank, as such agreement has been and may be amended, supplemented or otherwise modified from time to time.

            "Palladium Securities" means the distressed preferred shares of FinanceCo I issued to the Beneficiary in connection with the Palladium Transaction.

            "Palladium Transaction" means the transaction described in the Revenue Ruling, insofar as such transaction relates to the Palladium Loan Agreement and the distressed preferred share transactions related thereto.

            "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

            "Permitted Liens" means

                  (a) any Lien on any Property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost or construction cost of such Property, to the extent that such Lien does not extend to any other Property;

                  (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provision (in the opinion of an authorized financial officer of the Borrower) shall have been established on the books of the Borrower;

                  (c) statutory Liens of landlords and Liens securing claims of contractors, subcontractors, suppliers of goods, materials, equipment or services, or laborers or other like Liens arising in the ordinary course of business for amounts not yet due or which are being contested in good faith and with respect to which adequate reserves or other appropriate provision (in the opinion of an authorized financial officer of the Borrower) shall have been established on the books of the Borrower;

                  (d) Liens (other than any Lien imposed by ERISA) incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety bonds, appeal and release bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (e) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (f) Liens existing on any Property prior to the acquisition thereof, or prior to the acquisition of the Person which owns such Property, by the Borrower or any of its Subsidiaries, in each case which Lien was not created in contemplation of such acquisition;

                  (g) Liens on any Property or contract rights related to such
            Property and to revenues attributable thereto, in each case of a Subsidiary where such Property or contract right is financed with debt which is limited in recourse to such Subsidiary or to the assets being financed with the proceeds of such debt and any Property or contract rights related to such assets or revenues attributable thereto;

                  (h) Liens on assets of a Subsidiary which operates primarily as a finance company or a leasing company, including, but not limited to Subsidiaries in the business of investing in securities and/or financing for third parties, incurred in the ordinary course of such leasing or financing business;

                  (i) any other Liens, up to an amount not to exceed 20% of the
            Borrower's Shareholders' Equity, and

                  (j) extensions, renewals or replacements of any Lien referred to in clauses (a) through (h) above, but only to the extent that (i) the principal amount of the Indebtedness or obligation secured thereby is not increased, and (ii) any such extension, renewal or replacement is limited to the Property originally encumbered thereby.

            "Permitted Subsidiary Indebtedness" means all Indebtedness of Subsidiaries which is includable as a liability on a Consolidated Balance Sheet of the Borrower prepared in accordance with GAAP, provided, however, that Permitted Subsidiary Indebtedness shall be limited to:

                  (a) Indebtedness of any Subsidiary existing on September 20,
            1993 as set forth on Schedule 5.02(c);

                  (b) Indebtedness of any Subsidiary: (a) that is incurred by a non-operating special purpose Subsidiary, (b) the payment of which is guaranteed, directly or indirectly by the Borrower, and (c) the proceeds of which are loaned by such Subsidiary to the Borrower (i) on terms of subordination no less favorable to the Banks than the subordination provisions set forth in Exhibit B to the Agency Agreement (to the extent that such provisions are in favor of holders of Senior Indebtedness as defined in the Agency Agreement) as in effect on September 20, 1993 and without giving effect to any amendments thereto which may detract or derogate from the rights of the holders of Senior Indebtedness, or (ii) on other terms of subordination satisfactory to the Banks in form and substance, and which is immediately repaid upon the repayment of such loan by the Borrower;

                  (c) Indebtedness of any Subsidiary that is secured by a
            Permitted Lien;

                  (d) Unsecured, non-revolving Indebtedness of any Subsidiary which is created in connection with the acquisition or construction of Property for use in the ordinary course of the business of such Subsidiary;

                  (e) Indebtedness of any Person existing at the time such
            Person becomes a Subsidiary;

                  (f) Indebtedness of any Subsidiary arising out of a lease, conditional sale or other, similar arrangement in respect of Property used in the ordinary course of the business of such Subsidiary;

                  (g) Any renewal, extension or refinancing of any Indebtedness set forth in subparagraphs (a) through (f) above, except that, with respect to any revolving Indebtedness included in subparagraph (e) above of a Person that becomes a Subsidiary and is not a Joint Venture Subsidiary, such revolving Indebtedness shall not be maintained, renewed, extended or refinanced beyond six months from the date of the acquisition of such Subsidiary; and

                  (h) Other Indebtedness of Subsidiaries not exceeding an
            aggregate amount at any time outstanding of US$50,000,000.

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

            "Plan" means a Single Employer Plan or a Multiple Employer Plan.

            "Property" means all types of real, personal, tangible, intangible or mixed property.

            "Pro Rata Share" means, for any Bank, with respect to such Bank's pro rata share of the Available Amount of the Letter of Credit, the percentage so specified on the signature page of the Letter of Credit.

            "Public Debt Rating" means, as of any date, the rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the L/C Applicable Commission shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating the Borrower and the Banks shall, in the 30 day period immediately after such ratings shall cease to be in effect, negotiate in good faith an acceptable, tiered replacement method of determining the Applicable Margin and the L/C Applicable Commission, having due regard to the Borrower's credit standing and financial condition and the prevailing interest rate environment at such time, provided that if within such period of time the Borrower and the Banks are unable to reach an agreement, then the Applicable Margin and the L/C Applicable Commission will be set in accordance with Level 4 under the definition of "Applicable Margin" or "L/C Applicable Commission", as the case may be; (c) if the ratings established by S&P and Moody's shall fall within different levels and (i) such differential is only one level (including numerical modifiers and (+) and (-) as levels), the Applicable Margin and the L/C Applicable Commission shall be based upon the higher rating or (ii) such differential is two or more levels (including numerical modifiers and (+) and (-) as levels) the Applicable Margin and the L/C Applicable Commission shall be based upon the midpoint of the ratings then in effect (or if there is no midpoint rating, the highest of the intermediary ratings shall apply); (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

            "Reference Banks" means Deutsche Bank, NationsBank, N.A and Bank of Tokyo-Mitsubishi Trust Company.

            "Register" has the meaning specified in Section 8.07(c).

            "Rent Expense" means any expense of the Borrower and its Subsidiaries on a Consolidated basis under leases which, pursuant to GAAP, would be considered to be operating leases. "Rent Expense" shall not be construed to include amounts based on or in respect of (i) contingent factors (principally sales) in excess of minimum rentals under leases of the Borrower or its Subsidiaries, (ii) certain payments, set forth on
      Schedule 1.01, in connection with a waste-to-energy plant located in Tulsa, Oklahoma and a hydroelectric plant located in New Martinsville, West Virginia, and (iii) Rent Expense of the Borrower which is similar in nature to the Rent Expense described in clause (ii) above and which the Required Banks, at the request of the Borrower, have agreed to exclude.

            "Replacement Bank" has the meaning specified in Section 2.14.

            "Replacement Letter of Credit" has the meaning specified in Section 8.07(e).

            "Reportable Event" means any event described in Section 4043(b) of ERISA, other than an event (excluding an event described in Section 4043(b)(i) relating to tax disqualification) with respect to which the 30-day notice requirement has been waived.

            "Required Banks" means at any time Banks owed or holding at least 66-2/3% of the sum of (a) the then aggregate unpaid principal amount of the Advances owing to Banks at such time and (b) the aggregate Available Amount of the Letter of Credit outstanding at such time, or, if no such principal amount and no Letter of Credit are outstanding at such time, Banks having at least 66-2/3% of the Commitments.

            "Revenue Ruling" means the Revenue Ruling attached hereto as Exhibit F and which was issued by Revenue Canada to Coopers & Lybrand Chartered Accountants on March 7, 1997 regarding the proposed transactions among the Borrower, FinanceCo I, Palladium and the Beneficiary with respect to the Palladium Securities and the Palladium Loan Agreement.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

            "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Shareholders' Equity" means all amounts which would, in conformity with GAAP, be included under shareholders' equity on a Consolidated balance sheet.

            "Single Employer Plan" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "Stock" means any and all shares, interests, participations, warrants or other equivalents (however designated) or corporate stock.

            "Subordinated Indebtedness" means, at any time, the following
      Indebtedness:

                  (a) the then outstanding principal amount of Indebtedness of the Borrower evidenced by (i) the 6% Convertible Subordinated Debentures Due 2002, and (ii) the 5:% Convertible Subordinated Debentures Due 2002; and

                  (b) the principal amount of additional Indebtedness then
            outstanding incurred after March 31, 1993 for which the Borrower is directly or primarily obligated and the payment of which is, by the terms thereof, subordinated to the obligations of the Borrower under the Notes (i) by subordination provisions no less favorable to the Banks than the subordination provisions set forth in Exhibit B to the Agency Agreement (to the extent that such provisions are in favor of holders of Senior Indebtedness as defined in the Agency Agreement) as in effect on September 20, 1993 and without giving effect to any amendments thereto which may detract or derogate from the rights of the holders of Senior Indebtedness, or (ii) by other subordination provisions satisfactory to the Banks in form and substance.

            "Subsidiary" means any corporation, association, partnership, joint venture, or other business entity of which the Borrower or any Subsidiary of the Borrower, directly or indirectly, owns or controls more than 50% of outstanding Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power upon the occurrence of any contingency.

            "Term Advance" means an advance by a Bank to the Borrower pursuant to Section 2.01(a).

            "Term Borrowing" means the borrowing consisting of the Term
      Advances.

            "Term Commitment" means, with respect to any Bank on the Initial Lending Date, the amount set forth opposite such Bank's name on the signature pages hereto under the caption "Term Commitment" or, if such Bank has entered into one or more

      Assignments and Acceptances, set forth for such Bank in the Register maintained by the Agent pursuant to Section 8.07(c) as such Bank's "Term Commitment".

            "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

            "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

            "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE BORROWING

            SECTION 2.01. Term Borrowing. (a) The Term Advances. Each Bank severally agrees, on the request of the Borrower and on the terms and conditions hereinafter set forth, to make a single Term Advance to the Borrower on the Initial Lending Date in an aggregate amount not to exceed such Bank's Term Commitment at such time. The Term Borrowing shall consist of Term Advances of the same Type made on the Initial Lending Date by the Banks ratably according to their respective Term Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed except as provided in Section 2.01(b).

            (b) Letter of Credit. Each Bank severally agrees, on the request of the Borrower and the terms and conditions hereinafter set forth, to issue the Letter of Credit to the Beneficiary for the account of the Borrower on either
(i) the Initial Lending Date or (ii) in the event that the Letter of Credit is not issued on the Initial Lending Date, on any Business Day during the period from the date immediately following the Term Borrowing until the second anniversary of the Initial Lending Date; provided the Available Amount for the Letter of Credit for which such Bank shall be obligated to honor draws shall not exceed at any time such Bank's Letter of Credit Commitment. The Letter of Credit shall be issued to the Beneficiary, shall be non-transferable and shall support the payment of redemption payments on the Palladium Securities and shall not have an expiration date later than the Maturity Date.

            (c) Termination of Commitments. Notwithstanding anything herein to the contrary, if on the Initial Lending Date either (i) the Borrower has not requested either a Term Borrowing or the issuance of the Letter of Credit or
(ii) the Borrower has made such a request but the conditions contained in
Article III hereof have not been met, then the Commitments of each Bank shall terminate at the close of business on such date and no Bank shall have any obligation to extend credit to the Borrower hereunder either in the form of an Advance or a Letter of Credit.

            (d) Limitation on Issuance of Letter of Credit. Notwithstanding anything herein to the contrary, on the Initial Lending Date, the Borrower can only select either a Term Borrowing or the issuance of a Letter of Credit, and at no time shall both a Term Borrowing and a Letter of Credit be outstanding.

            SECTION 2.02. Making the Term Borrowing. (a) The Term Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on or before March 26, 1997, the second Business Day prior to the Initial Lending Date in the case of a Term Borrowing consisting of Eurodollar Rate Advances, or on or before March 31, 1997, the first Business Day prior to the Initial Lending Date in the case of a Term Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Bank prompt notice thereof by telecopier or telex. The notice of the Term Borrowing (a "Notice of Term Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) Type of Advances comprising the Term Borrowing, (ii) aggregate amount of the Term Borrowing, and (iii) in the case of a Term Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Bank shall, before 11:00 A.M. (New York City time) on the date of the Term Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Bank's ratable portion of the Term Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's address referred to in Section 8.02.

            (b) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select Eurodollar Rate Advances for the Term Borrowing if the aggregate amount of the Term Borrowing is less than US$5,000,000 or if the obligation of the Banks to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.07 or 2.11.

            (c) The Notice of Term Borrowing shall be irrevocable and binding on the Borrower. In the event that the related Notice of Term Borrowing specifies that the Term Borrowing be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each

Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in the Notice of Term Borrowing for the Term Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Term Advance to be made by such Bank as part of the Term Borrowing when such Term Advance, as a result of such failure, is not made on such date.

            (d) Unless the Agent shall have received notice from a Bank prior to the date of the Term Borrowing that such Bank will not make available to the Agent such Bank's ratable portion of the Term Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of the Term Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Term Advances comprising the Term Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Term Advance as part of the Term Borrowing for purposes of this Agreement.

            (e) The failure of any Bank to make the Term Advance to be made by it as part of the Term Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Term Advance on the date of the Term Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Term Advance to be made by such other Bank on the date of the Term Borrowing.

            SECTION 2.03. Issuance of and Drawing Under the Letter of Credit.
(a) Request for Issuance. The Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) (i) in the case that the Letter of Credit is to be issued on the Initial Lending Date, on or before March 26, 1997, the second Business Day prior to the date of the proposed issuance of the Letter of Credit or (ii) in any other case, on or before the fifth Business Day prior to the date of the proposed issuance of the Letter of Credit, by the Borrower to the Agent, which shall give to each Bank prompt notice thereof by telecopier or telex. The notice of issuance of the Letter of Credit (the "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B-2 hereto, specifying therein the requested (A) name and address of the Beneficiary, (B) date of such issuance (which shall be a Business Day), (C) Available Amount of the Letter of Credit, and (D) expiration date of the Letter of Credit. The Agent will, upon fulfillment of the applicable conditions set forth in Article III, make the Letter of Credit available to the

Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance.

            (b) Drawing. In the event of a drawing under the Letter of Credit, the Agent shall promptly deliver to each Bank a copy of the draft and drawing certificate delivered by the Beneficiary in connection with such draw and notify each Bank of the amount thereof and of such Bank's ratable portion of such drawing. Each such Bank shall, before 11:00 A.M. (New York City time) on the date on which such drawing is to be paid, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in immediately available funds, such Bank's Pro Rata Share of the amount of such drawing. After receipt of such funds, the Agent will make such funds available in accordance with the terms of the Letter of Credit. The payment by the Banks of the draft drawn under the Letter of Credit shall constitute for all purposes of this Agreement the making by the Banks of Letter of Credit Advances, which initially shall be Base Rate Advances, in the amount of such draft.

            (c) Obligations Absolute. The obligations of the Borrower under this Agreement relating to the Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances, and regardless of the use of proceeds of the drawing under the Letter of Credit or any defense to payment related thereto:

            (i) any lack of validity or enforceability of this Agreement, the Letter of Credit or any other agreement or instrument relating thereto (this Agreement and all of the other foregoing being, collectively, the "L/C Related Documents");

            (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

            (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary of the Letter of Credit (or any Persons for whom any such beneficiary may be acting), any Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

            (iv) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (v) payment by the Agent or any Bank under the Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of the Letter of Credit;

            (vi) any exchange, release or non-perfection of any collateral or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Borrower in respect of the L/C Related Documents; or

            (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

            (d) Compensation. (i) The Borrower shall pay to the Agent for the account of each Bank a commission on such Bank's Pro Rata Share of the average daily aggregate Available Amount of the Letter of Credit outstanding from time to time at a rate per annum equal to the L/C Applicable Commission, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing on the first such date occurring after the issuance of the Letter of Credit, and on the earliest to occur of the full drawing, expiration, termination or cancellation of the Letter of Credit and the Maturity Date.

            (ii) Upon the occurrence and during the continuance of an Event of Default the commission payable by the Borrower pursuant to clause (i) above shall increase to a rate per annum equal at all times to 2% per annum above the L/C Applicable Commission required to be paid pursuant to clause (i) above.

            (e) Failure to Make Letter of Credit Advances. The failure of any Bank to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(b) shall not relieve any other Bank of its obligation hereunder to make its Letter of Credit Advance on such date, but no Bank shall be responsible for the failure of any other Bank to make the Letter of Credit Advance to be made by such other Bank on such date.

            SECTION 2.04. Agent's Fees. The Borrower shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrower and the Agent.

            SECTION 2.05. Repayment. The Borrower shall repay to the Agent for the ratable account of the Banks on the Maturity Date the aggregate principal amount of the Advances then outstanding.

            SECTION 2.06. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Bank from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

            (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable in arrears quarterly on the last Business Day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

            (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

            (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Bank, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

            SECTION 2.07. Interest Rate Determination. (a) In the event that the applicable page of the Dow Jones Telerate Service from which the Eurodollar Rate is to be determined is unavailable, each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining the Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Borrower and the Banks of the applicable interest rate determined by the Agent for purposes of Section 2.06(a)(i) or (ii) and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under
Section 2.06(a)(ii).

            (b) If fewer than two Reference Banks furnish timely information to the Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances, as provided in subsection (a) above,

            (i) the Agent shall forthwith notify the Borrower and the Banks that the interest rate cannot be determined for such Eurodollar Rate Advances,

            (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

            (iii) the obligation of the Banks to Convert Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist.

            (c) If, with respect to any Eurodollar Rate Advances, the Required Banks notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Banks of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Banks, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Banks to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist.

            (d) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Banks and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

            (e) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising a Borrowing shall be reduced, by payment or prepayment or otherwise, to less than US$5,000,000, such Advances shall automatically Convert into Base Rate Advances.

            (f) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(ii) the obligation of the Banks to Convert Advances into Eurodollar Rate Advances shall be suspended.

            SECTION 2.08. Optional Conversion of Advances. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.11, Convert all Advances of one Type into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, and any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than US$5,000,000. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

            SECTION 2.09. Optional Prepayments; Reduction of Letter of Credit Commitment. (a) The Borrower may, upon at least five (5) Business Days' notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of US$5,000,000 or an integral multiple of US$1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Banks in respect thereof pursuant to Section 8.04(c).

            (b) Each Bank's Letter of Credit Commitment shall be permanently reduced (i) on the Initial Lending Date, if a Term Advance is made on such date, by an amount equal to such Bank's Term Commitment less such Bank's Term Advance on such date and (ii) from time to time on the date of each prepayment of the Term Advances pursuant to subsection (a) above, by the amount of any such prepayment, unless such prepayment is a prepayment in full and on the date thereof the Letter of Credit is issued pursuant to Section 2.01(b)(ii). Each Bank's Letter of Credit Commitment shall also be reduced, from time to time, in accordance with the terms of the Letter of Credit.

            SECTION 2.10. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or issuing and maintaining the Letter of Credit (excluding for purposes of this Section 2.10 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.13 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Bank is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower, subject to the provisions of clause (c) below, shall from time to time, upon demand by such Bank, pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost.

            (b) If any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's commitment to lend or to issue the Letter of Credit hereunder and other commitments of this type or the issuance or maintenance of the Letter of Credit (or similar contingent obligations), then, upon demand by such Bank, the Borrower, subject to the provisions of clause (c) below, shall pay to the Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank or such corporation in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to lend hereunder.

            (c) Each Bank shall notify the Borrower of any event occurring after the date of this Agreement entitling such Bank to compensation under clause (a) or (b) above of this Section 2.10 as promptly as practicable, but in any event within 60 days, after such Bank obtains actual knowledge thereof; provided that if any Bank fails to give such notice within 60 days after it obtains actual knowledge of such an event, such Bank shall with respect to compensation payable pursuant to this Section 2.10 in respect of any costs resulting from such event, only be entitled to payment under this Section 2.10 for costs incurred from and after the date 60 days prior to the date that such Bank does give such notice. Each Bank will furnish to the Borrower (with a copy to the Agent) a certificate setting forth the basis and amount of each request by such Bank for compensation under clause (a) or (b) of this Section 2.10. Such certificate shall be conclusive and binding absent manifest error; provided that such determinations and allocations are made in the same manner that such Bank makes such determinations and allocations with respect to its borrowers similarly situated to the Borrower.

            (d) Any Bank claiming any additional amounts payable pursuant to this Section 2.10 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

            SECTION 2.11. Illegality. Notwithstanding any other provision of this Agreement, if any Bank shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Bank or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) such Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of such Bank to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist.

            SECTION 2.12. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or the Letter of Credit commissions ratably (other than amounts payable pursuant to Section 2.10, 2.13 or 8.04(c)) to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Bank assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of Letter of Credit commissions shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commission are payable. Each determination by the Agent of an interest rate or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or any Letter of Credit commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

            SECTION 2.13. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

            (c) The Borrower shall indemnify each Bank and the Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.13) imposed on or paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes written demand therefor. Such demand shall be accompanied by a statement setting forth the calculations of any amounts payable pursuant to this clause (c), which statement shall be deemed conclusive and binding for all purposes, absent manifest error.

            (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in
Section 7701 of the Internal Revenue Code.

            (e) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Bank and on the date of the Assignment and Acceptance pursuant to which it becomes a Bank in the case of each other Bank, and from time to time thereafter as required by law (but only so long as such Bank remains lawfully able to do so), shall provide each of the Agent and the Borrower with two original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Bank is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Bank provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Bank assignee becomes a party to this Agreement, the Bank assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Bank assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Bank reasonably considers to be confidential, the Bank shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

            (f) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form described in Section 2.13(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under subsection (e) above), such Bank shall not be entitled to indemnification under Section 2.13(a) or (c) with respect to Taxes imposed by the United States by reason of such failure and the Agent shall be entitled to withhold from any payments due hereunder to such Bank an amount calculated at the withholding tax rate as shall be determined to be applicable by the Agent; provided, however, that should a Bank become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Bank shall reasonably request to assist the Bank to recover such Taxes.

            (g) Any Bank claiming any additional amounts payable pursuant to this Section 2.13 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

            (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.13 shall survive the payment in full of principal and interest hereunder and under the Notes.

            SECTION 2.14. Replacement of Bank in Event of Adverse Condition. If the Borrower becomes obligated to pay additional amounts to any Bank pursuant to
Section 2.10, or 2.13 or to Convert the Advances into Base Rate Advances pursuant to Section 2.11 as a result of any condition described in such Sections which is not generally applicable to all Banks, then, unless the Bank to which such conditions apply has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause for such obligation to pay such additional amounts or to make such Conversion, the Borrower may, so long as no Default shall have occurred and be continuing, designate another bank which is an Eligible Assignee which is willing to purchase all rights and obligations of such Bank and which is acceptable to the Agent, and if such Eligible Assignee is not rated at least A- by S&P and A3 by Moody's, or such Eligible Assignee following such purchase shall hold more than US$20,000,000 of the Letter of Credit Commitments hereunder, the Beneficiary (such bank being herein called a "Replacement Bank") to purchase for cash all of the rights and obligations of such Bank under this Agreement and all of such Bank's rights hereunder, without recourse to or warranty (other than title) by, or expense to, such Bank for a purchase price equal to the outstanding principal amount of the Advances payable to such Bank plus any accrued but unpaid interest on such Advances, any L/C Applicable Commission, expense reimbursements and indemnities and other amounts in respect of that Bank's Commitments and Advances hereunder. Such Bank shall consummate such sale in accordance with such terms within a reasonable time from the date the Borrower shall have designated a Replacement Bank, and thereupon such Bank shall no longer be a party hereto or have any obligations or rights hereunder (except rights which, pursuant to the provisions of this Agreement, survive the termination of this Agreement and the repayment of the Notes or the Advances), and the Replacement Bank shall succeed to such obligations and rights.

            SECTION 2.15. Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.10, 2.13 or 8.04(c)) in excess of its ratable share of payments on account of the Advances obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Advances owing to them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

            SECTION 3.01. Conditions Precedent to Effectiveness of Section 2.01. The obligations of the Banks to make either the Term Borrowing or issue the Letter of Credit on the Initial Lending Date are subject to the satisfaction of the following conditions precedent:

            (a) There shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, since December 31, 1995.

            (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a material adverse effect in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole other than the matters described on Schedule 3.01(b) hereto (the "Disclosed

      Litigation") or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document or the consummation of the transactions contemplated hereby, and there shall have been no adverse change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(b) hereto.

            (c) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Banks) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Banks that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

            (d) All loans made by the Banks to the Borrower shall be in full compliance with Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended, supplemented or modified from time to time.

            (e) All information provided by or on behalf of the Borrower to the Banks prior to their Commitments, including, without limitation, information contained in the Information Memorandum, shall be true and correct in all material respects.

            (f) The Borrower shall have paid all accrued fees and expenses of the Agent and the Banks (including the accrued fees and expenses of counsel to the Agent).

            (g) The following statements shall be true and the Agent shall have received for the account of each Bank a certificate signed by a duly authorized officer of the Borrower, dated the Initial Lending Date, stating that:

                  (i) The representations and warranties contained in Section
            4.01 are correct on and as of such date, and

                  (ii) No event has occurred and is continuing that constitutes a Default.

            (h) The Agent shall have received on or before the Initial Lending Date the following, each dated the Initial Lending Date, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Bank:

                  (i) The Notes to the order of the Banks, respectively,

                  (ii) Certified copies of the Borrower's Certificate of
            Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation, each to be dated a recent date prior to the Initial Lending Date;

                  (iii) Copies of the Borrower's By-Laws, certified as of the
            Initial Lending Date by the Borrower's Secretary or an Assistant Secretary;

                  (iv) Certified copies of the resolutions of the Board of
            Directors of the Borrower approving each of the Loan Documents, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each Loan Document;

                  (v) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign each of the Loan Documents and the other documents to be delivered hereunder;

                  (vi) A favorable opinion of corporate counsel for the
            Borrower, substantially in the form of Exhibit E hereto and as to such other matters as any Bank through the Agent may reasonably request; and

                  (vii) A favorable opinion of Shearman & Sterling, counsel for the Agent, in form and substance satisfactory to the Agent.

            SECTION 3.02. Conditions Precedent to the Borrowing. The obligation of any Bank to make a Term Advance pursuant to Section 2.01 shall be subject to the further condition precedent that on the Initial Lending Date, the Agent shall have received irrevocable written instructions from the Borrower to transfer the full amount of the Term Borrowing to NationsBank, N.A., as agent for the lenders under the Palladium Loan Agreement, and NationsBank N.A., as agent for the lenders under the Palladium Loan Agreement, shall have confirmed in writing to the Agent that it has received irrevocable written instructions from the Borrower and Palladium (in the case of clause (a) of this sentence) which remain in effect to use the amounts to be transferred to it by the Agent to either (a) repay all principal outstanding and interest, fees, expenses, and all other amounts accrued and unpaid under such agreement and terminate all commitments to extend credit and all credit extended thereunder or (b) pay the purchase price for all principal outstanding and interest, fees, expenses, and all other amounts accrued and unpaid under such agreement to the lenders party to such agreement, and thereupon, to transfer all right, title and interest of the lenders under such agreement to the Borrower.

            SECTION 3.03. Conditions Precedent to Issuance of Letter of Credit. The obligation of each Bank to issue the Letter of Credit for the account of the Borrower, shall be subject to the further conditions precedent that on the date of the issuance of the Letter of Credit:

            (a) The Agent shall have received sufficient copies for each Bank of a certified (by the Borrower) copy of the final supplementary Revenue Ruling delivered in connection with the Palladium Transaction, as well as certified (by the Borrower) copies of each of the Palladium Documents, together with a certificate signed by a duly authorized officer of the Borrower, stating (i) that such final supplementary Revenue Ruling, insofar as it relates to the Palladium Loan Agreement and the proposed transactions in connection therewith, does not materially alter the nature and scope of the Palladium Transaction described in the final Revenue Ruling attached hereto as Exhibit F and (ii) that such certified copies of the Palladium Documents, insofar as they relate to the Palladium Loan Agreement and the proposed transactions in connection therewith, conform in all material respects to the description thereof contained in the Revenue Ruling (as supplemented);

            (b) The following statements shall be true (and the giving of the Notice of Issuance and the acceptance by the Borrower of the Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of the issuance such statements are true):

                  (i) the representations and warranties contained in Section
            4.01 are correct on and as of the date of the issuance of the Letter of Credit, as though made on and as of such date; and

                  (ii) no event has occurred and is continuing, or would result from the issuance or from the application of the proceeds therefrom, that constitutes a Default;

            (c) In the event that the Borrower shall choose to cause the issuance of the Letter of Credit pursuant to Section 2.01(b)(ii), the Agent shall have received irrevocable payment instructions instructing it to repay all Term Advances outstanding hereunder, together with sufficient funds to make such payment; and

            (d) The Agent shall have received such other ministerial approvals, opinions or documents as any Bank through the Agent may reasonably request.

            SECTION 3.04. Determinations Under Section 3.01, 3.02 and 3.03. For purposes of determining compliance with the conditions specified in Section 3.01, 3.02 and 3.03, each Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Banks unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Bank prior to the Initial Lending Date or the date that the Borrower, by notice to the Banks, designates as the proposed date of the issuance of the Letter of Credit, specifying its objection thereto. The Agent shall promptly notify the Banks of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

            (a) The Borrower has only the Material Subsidiaries set forth on
      Schedule 4.01(a) hereof. The shares of each Material Subsidiary are duly authorized, validly issued, fully paid and nonassessable and are owned free and clear of any Liens, except Permitted Liens.

            (b) The Borrower and each Material Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite corporate power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which there is a reasonable likelihood of a Material Adverse Effect as a consequence of the failure to be so authorized.

            (c) The Borrower has full corporate power and authority to enter into, execute, deliver and carry out the terms of the Loan Documents, and to make a Borrowing or cause the issuance of the Letter of Credit and to incur the other obligations contemplated hereby, to execute, deliver and carry out the terms of the Notes and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate action and are not in violation of its restated certificate of incorporation and by-laws.

            (d) No consent, authorization or approval of, filing with, notice to, or exemption by, stockholders, any Governmental Body or any other Person (except for those which have been obtained, made or given) is required to authorize, or is required in connection with the execution, delivery and performance of the Loan Documents or is required as a condition to the validity or enforceability of the Loan Documents. No provision of any applicable statute, law (including, without limitation, any applicable usury or similar law), rule or regulation of any Governmental Body will prevent the execution, delivery or performance of, or affect the validity of, the Loan Documents.

            (e) This Agreement constitutes, and the other Loan Documents, when issued and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of the Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

            (f) There are no actions, suits, arbitration proceedings or claims pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary, or maintained by the Borrower or any Subsidiary, at law or in equity, before any Governmental Body as to which there is a reasonable likelihood of a Material Adverse Effect. There are no proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary which call into question the validity or enforceability of any of the Loan Documents.

            (g) Neither the Borrower nor any Subsidiary is in default under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound, as to which, taken as a whole, there is a reasonable likelihood of a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Loan Documents will not constitute a default under, conflict with, require any consent under (other than consents which have been obtained), or result in the creation or imposition of, or obligation to create, any Lien upon the Property of the Borrower or any Subsidiary pursuant to the terms of any such mortgage, indenture, contract, agreement, judgment, decree or order, as to which, if not obtained, there is a reasonable likelihood of a Material Adverse Effect.

            (h) Except as set forth on Schedule 4.01(h), the Borrower and each Subsidiary has filed or caused to be filed all tax returns of any material financial significance required to be filed and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it which would be material to the Borrower or any Material Subsidiary, and no tax Liens that are not Permitted Liens have been filed. The charges, accruals and reserves on the books of the Borrower and its consolidated Subsidiaries with respect to all federal, state, local and other Taxes are, to the best knowledge of the Borrower, adequate, and the Borrower knows of no unpaid assessment which is due and payable or any claims being asserted as to which there is a reasonable likelihood of a Material Adverse Effect, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP.

            (i) Neither the Borrower nor any Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Body as to which there is a reasonable likelihood of a Material Adverse Effect. The Borrower and each Subsidiary is complying in all material respects with all applicable statutes and regulations, including ERISA, of all Governmental Bodies, a violation of which is reasonably likely to have a Material Adverse Effect.

            (j) Neither the Borrower nor any Subsidiary (a) is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act (other than the minimum statutory requirements that do not violate clause (b) below) or the Investment Company Act of 1940, or
      (b) is subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness under the Loan Documents including, without limitation, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

            (k) The Borrower and each Subsidiary has good and marketable title to all of its Property, title to which is material to the Borrower and its Subsidiaries taken as a whole, subject to no Liens, except Permitted Liens.

            (l) Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Advances or the Letter of Credit will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Body, including without limitation the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as amended. Margin Stock constitutes less than 25% of the assets (as determined by any reasonable method) of the Borrower and/or any of its Subsidiaries.

            (m) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a Material Adverse Effect.

            (n) Schedule B (actuarial information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no change in such funding status which is reasonably likely to have a Material Adverse Effect.

            (o) Neither the Borrower nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability which is reasonably likely to have a Material Adverse Effect.

            (p) Neither the Borrower nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

            (q) The Borrower has heretofore delivered to the Banks copies of its audited Consolidated Balance Sheets as of December 31, 1995, and the related Consolidated Statements of Income, Cash Flows and Shareholders' Equity for the period then ended, and the unaudited Consolidated Balance Sheet of the Borrower as of September 30, 1996 and the related unaudited Consolidated Statements of Income, Cash Flows and Shareholders' Equity, for the fiscal quarter then ended (collectively, with the related notes and schedules, the "Financial Statements"). The Financial Statements fairly present the Consolidated financial condition and results of the operations of the Borrower as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP. Except as reflected in the Financial Statements or in the footnotes thereto, neither the Borrower nor any Subsidiary has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP, should have been disclosed in the Financial Statements and was not. Since December 31, 1995, there has been no Material Adverse Change.

            (r) Neither the Borrower nor any Subsidiary (i) has received written notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability as to which individually or in the aggregate there is a reasonable likelihood of a Material Adverse Effect, arising in connection with: (a) any non-compliance with or violation of the requirements of any Environmental Laws or (b) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment, (ii) to the best knowledge of the Borrower, has any liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment as to which individually or in the aggregate there is a reasonable likelihood of a Material Adverse Effect,
      (iii) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment for which the Borrower or any Subsidiary is or may be liable as to which there is a reasonable likelihood of a Material Adverse Effect, or (iv) has received notice of any claimed liability by the Borrower or any Subsidiary, to any Person under any Environmental Law, as to which there is a reasonable likelihood of a Material Adverse Effect. The Borrower and each Subsidiary is in compliance in all material respects with the financial responsibility requirements of all Environmental Laws the failure to comply with which would reasonably likely have a Material Adverse Effect.

            (s) The Borrower has delivered to the Agent and each Bank conformed copies of the Agency Agreement and the form of Debenture issued pursuant thereto, together with all consents, waivers, amendments thereof and supplements thereto. Each of such agreements as amended or supplemented, as the case may be, is in full force and effect.

            (t) There are no material controversies pending between the Borrower or any Subsidiary and any of their respective employees, as to which there is a reasonable likelihood of a Material Adverse Effect.

            (u) No representation or warranty contained herein and no certificate or report furnished or to be furnished by the Borrower or any Subsidiary in connection with the transactions contemplated hereby, contains or will contain a misstatement of material fact, or, to the best knowledge of the Borrower, omits or will omit to state a material fact required to be stated in order to make the statements herein or therein contained not misleading in the light of the circumstances under which made.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

            SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid, the Letter of Credit shall be outstanding or any Bank shall have any Commitment hereunder, the Borrower will:

            (a) Financial Statements. Maintain, and cause each Subsidiary to maintain, a system of accounting in accordance with GAAP, and furnish or cause to be furnished to the Agent and each Bank:

                  (i) As soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of its Consolidated and Consolidating Balance Sheets as at the end of such fiscal year, together with the related Consolidated and Consolidating Statements of

            Income, Cash Flows and Shareholders' Equity as of and through the end of such fiscal year, setting forth, with respect to Consolidated Statements, in each case in comparative form the figures for the preceding fiscal year. The Consolidated Balance Sheet and Statements of Income, Cash Flows and Shareholders' Equity shall be certified by the Accountants. The Consolidating Balance Sheets and Statements of Income, Cash Flows and Shareholders' Equity shall be certified by the chief financial officer of the Borrower (or such other officer as shall be acceptable to the Agent) as being complete and correct in all material respects and as presenting fairly the Consolidating financial condition and results of operations of the Borrower and its Subsidiaries.

                  (ii) As soon as available, but in any event not later than 60 days after the end of each of the first three quarterly accounting periods in each fiscal year of the Borrower (A) a copy of the Consolidated and Consolidating Balance Sheet as at the end of each such quarterly period, and the Consolidated and Consolidating Statements of Income, Cash Flows and Shareholders' Equity, for such period and for the elapsed portion of the fiscal year through such date, setting forth, with respect to Consolidated Statements, in each case in comparative form the figures for the corresponding periods of the preceding fiscal year, certified by the chief financial officer of the Borrower (or such other officer acceptable to the Agent) as having been prepared in accordance with GAAP (except that notes to such Statements need not be included) and as presenting fairly the Consolidated financial condition and the Consolidated results of operations of the Borrower and its Subsidiaries, and (B) a certificate of the chief financial officer of the Borrower (or such other officer as shall be acceptable to the Agent) in detail reasonably satisfactory to the Agent (x) stating that there exists no violation of any of the terms or provisions of the Loan Documents, or the occurrence of any condition or event which would constitute a Default and, if so, specifying in such certificate all such violations, conditions and events, and the nature and status thereof, (y) containing computations showing compliance with the provisions of Section 5.01(l) and Sections 5.02(a), (b), (c), (e), (f), (i) and (k) and setting forth the Public Debt Rating.

                  (iii) As soon as available, but in any event not later than
            120 days after the end of the last quarterly accounting period in each fiscal year of the Borrower, the same certificate as is required by clause (b)(ii) above.

            (b) Certificates; Other Information. Furnish to the Agent and each
      Bank:

                  (i) Prompt written notice if: (A) any Indebtedness or
            Contingent Obligation of the Borrower or any Subsidiary in excess of US$25,000,000 is declared or shall become due and payable prior to its stated maturity, or is called and not paid when due, (B) a default shall have occurred under any note (other than the Notes) or the holder of any such note, or other evidence of Indebtedness, certificate or security evidencing any such Indebtedness or any obligee with respect to any other Indebtedness of the Borrower or any Subsidiary has the right to declare any such Indebtedness due and payable prior to its stated maturity as a result of such default, or (C) any officer of the Borrower shall have obtained knowledge of the occurrence of a Default or an Event of Default; and

                  (ii) Prompt written notice of: (A) any citation, summons,
            subpoena, order to show cause or other order naming the Borrower or any Subsidiary a party to any proceeding before any Governmental Body as to which there is a reasonable likelihood of a Material Adverse Effect or which calls into question the validity or enforceability of any of the Loan Documents, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (B) any lapse or other termination of any material license, permit, franchise or other authorization issued to the Borrower or any Subsidiary by any Governmental Body, (C) any refusal by any Governmental Body to renew or extend any such material license, permit, franchise or other authorization, and (D) any dispute between the Borrower or any Subsidiary and any Person, as to which lapse, termination, refusal or dispute there is a reasonable likelihood of a Material Adverse Effect; and

                  (iii) Promptly upon becoming available, copies of all (A)
            financial statements, reports and proxy statements which the Borrower may have sent to its stockholders generally and copies of all registration statements and regular, periodic or special reports, schedules and other material which the Borrower may now or hereafter be required to file with or deliver to any securities exchange or the Securities and Exchange Commission, or any other Governmental Body succeeding to the functions thereof, and with any national securities exchange, and (B) material news releases and annual reports relating to the Borrower; and

                  (iv) (A) Promptly after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to
            Section 4010 or ERISA, a copy of such records, documents and information; and

                  (v) Promptly upon receipt thereof by the Borrower or any ERISA
            Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan; and

                  (vi) Promptly upon the request of the Agent or any Bank
            therefor, copies of each Schedule B (actuarial information) to the annual report (Form 5500 Series) with respect to each Plan which have been filed with the Internal Revenue Service; and

                  (vii) Promptly upon receipt thereof by the Borrower or any
            ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect or (C) the amount of liability incurred, or that may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A) or (B);

                  (viii) Prompt written notice of any order, notice, claim or proceeding received by, or brought against, the Borrower or any Subsidiary under any Environmental Law, as to which, there is a reasonable likelihood that there would be a Material Adverse Effect; and

                  (ix) With reasonable promptness, such other financial data as the Agent or any Bank may reasonably request; provided, however, that the Borrower shall not be required to furnish financial data it reasonably believes to be proprietary and confidential unless such financial data is material to the business or financial position of the Borrower or any Subsidiary. Any financial data or other information provided pursuant to this subparagraph to the Agent or the Banks shall be treated as Confidential Information.

            (c) Legal Existence. Except as permitted by Section 5.02(d), maintain, and cause each Subsidiary to maintain, its corporate existence, in good standing in the jurisdiction of its incorporation or organization and in each other jurisdiction in which the failure so to do would reasonably likely have a Material Adverse Effect, provided that the foregoing shall not require the Borrower to maintain the corporate existence or the business of any Subsidiary which in the judgment of the Borrower is no longer necessary or desirable, unless the failure to so maintain would reasonably likely have a Material Adverse Effect.

            (d) Taxes. Pay and discharge when due, and cause each Subsidiary so to do, all taxes, assessments and governmental charges, license fees and levies upon or with respect to the Borrower or such Subsidiary and upon the income, profits and Property of the Borrower and its Subsidiaries, which if unpaid, could reasonably be expected to have a Material Adverse Effect or become a Lien on the Property of the

      Borrower or such Subsidiary not permitted under Section 5.02(b), unless and to the extent only that such taxes, assessments, charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary and as to which appropriate reserves are being maintained and provided that any such contested tax, assessment, charge, license, fee or levy shall not constitute, or create, a Lien on any Property of the Borrower or such Subsidiary other than a Permitted Lien.

            (e) Insurance. Maintain, and cause each Subsidiary to maintain, insurance on its Property against such risks and in such amounts as is customarily maintained by Persons organized for profit engaged in similar businesses and owning similar Properties in the same general areas in which the Borrower or the relevant Subsidiary operates, except to the extent of self-insurance programs of the Borrower or a Subsidiary covering such risks as the Borrower's or such Subsidiary's management, acting in good faith, determines to be commercially reasonable, including, without limitation, public liability and workers' compensation insurance. The Borrower shall file with the Agent such information concerning its insurance program and that of its Subsidiaries as the Agent may reasonably request.

            (f) Payment of Indebtedness and Performance of Obligations. Pay and discharge, and cause each Subsidiary to pay and discharge, when due all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, would reasonably likely (i) have a Material Adverse Effect, or (ii) become a Lien upon Property of the Borrower or such Subsidiary other than a Permitted Lien.

            (g) Condition of Property. At all times, maintain, protect and keep in good repair working order and condition (ordinary wear and tear excepted), and cause each Material Subsidiary so to do, all Property necessary to the operation of the business of the Borrower and its Material Subsidiaries.

            (h) Observance of Legal Requirements; ERISA. Observe and comply in all material respects, and cause each Subsidiary so to do, with all laws (including ERISA), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Bodies, which now or at any time hereafter may be applicable to the Borrower and its Subsidiaries, a violation of which would reasonably likely have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary and as to which appropriate reserves are being maintained.

            (i) Inspection of Property; Books and Records; Discussions. Without expense to the Borrower, upon reasonable notice, permit representatives of the Agent and each Bank to visit the offices of the Borrower and its Subsidiaries, to inspect and to discuss the business, operations, prospects, licenses, Property and financial condition of the Borrower and its Subsidiaries with the principal officers thereof, provided, however, that the Borrower shall not be required to disclose or permit the Agent or the Banks or others to acquire access to any trade secrets of the Borrower or its Subsidiaries or any other process, techniques or information reasonably deemed by the Borrower to be proprietary and confidential, and provided further that Persons other than the Agent or the Banks who are retained for purposes of the foregoing inspection rights shall in any event be limited to such information as is within the scope of their expertise and engagement. Any financial data or other information provided pursuant to this paragraph to the Agent or the Banks shall be treated as Confidential Information.

            (j) Licenses, Etc. Maintain and cause each Subsidiary to maintain, in full force and effect, all material licenses, copyrights, patents, permits, applications, reports, authorizations and other rights, including, without limitation, all rights under the Cooperation Agreement between Ogden Martin Systems, Inc. and Martin GmbH fur Umwelt und Energietechnik, as amended, as are necessary for the conduct of its business a termination of which would reasonably likely have a Material Adverse Effect.

            (k) Shareholders' Equity. Maintain at all times its Shareholders' Equity in an amount at least equal to US$400,000,000.

            SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid, the Letter of Credit shall be outstanding or any Bank shall have any Commitment hereunder, the Borrower will not:

            (a) Subsidiary Indebtedness. Permit Subsidiaries to create, incur or assume any liability for Indebtedness except Permitted Subsidiary Indebtedness, provided that immediately after giving effect to the incurrence thereof, there shall exist no Default.

            (b) Liens. Create, incur, assume or suffer to exist any Lien upon any of its or its Subsidiaries' Property or assets, whether now owned or hereafter acquired, securing any Indebtedness or obligation, or permit any Subsidiary so to do, except Permitted Liens.

            (c) Unencumbered Asset Coverage. At any time, permit Consolidated total assets not subject to any Lien, less goodwill and other intangible assets and unamortized debt issuance costs (all as set forth on a Consolidated Balance Sheet of the Borrower prepared in accordance with
      GAAP) to be less than 150% of the sum of

      (i) the unpaid balance of all unsecured Indebtedness of the Borrower (other than Subordinated Indebtedness of the Borrower, and not including any Indebtedness of any Subsidiary), whether existing on September 20, 1993 or arising thereafter, (ii) the unpaid balance of all unsecured Indebtedness of Subsidiaries of the Borrower existing on September 20, 1993 as set forth on Schedule 5.02(c), (iii) 133% of the unpaid balance of all unsecured Indebtedness of Subsidiaries of the Borrower arising after September 20, 1993, and (iv) Consolidated unsecured Contingent Obligations (it being understood that, for purposes of this Section 5.02(c), (x) leased assets representing the capitalization of rentals in accordance with GAAP shall not be construed to be unencumbered assets, and (y) in calculating Consolidated total assets not subject to any Lien as aforesaid, the Borrower need not exclude assets subject to Liens described in clauses (b) through (e) of the definition of Permitted Liens unless and until such time as the amount of such Liens exceeds US$25,000,000 in the aggregate, whereupon the aggregate amount of such Liens shall be deducted in calculating Consolidated total assets not subject to any Lien as aforesaid).

            (d) Merger and Acquisition or Sale of Property. Merge or consolidate with any Person, or acquire by purchase or otherwise all or substantially all of the assets of any Person, or permit any of its Subsidiaries so to do, except that:

                  (i) any Subsidiary may be merged into or consolidated with any other Subsidiary;

                  (ii) any Subsidiary may be merged into or consolidated with the Borrower, provided that if the continuing or surviving corporation shall not be the Borrower, then (A) the Subsidiary constituting such continuing or surviving corporation shall have been directly or indirectly wholly-owned by the Borrower immediately prior to such merger or consolidation, (B) such continuing or surviving corporation shall be a corporation organized and existing under the laws of the United States of America, or any State thereof or the District of Columbia, (C) such continuing or surviving corporation shall have expressly assumed the obligations of the Borrower under this Agreement and the Notes, as fully and effectually as if such continuing or surviving corporation had been an original party to this Agreement and the original issuer of the Notes, and (D) immediately after such merger or consolidation, and giving effect thereto, there shall exist no Default;

                  (iii) the Borrower or any Subsidiary may acquire the assets of a Subsidiary, provided that immediately after such acquisition, and giving effect thereto, there shall exist no Default; and

                  (iv) the Borrower or any Subsidiary may consummate any
            Acquisition, provided that (A) immediately after consummation of such Acquisition, and giving effect thereto, there shall exist no Default and (B) if the Borrower shall consummate such Acquisition, the Borrower shall be the continuing or surviving corporation, and if any Subsidiary shall consummate such Acquisition the continuing or surviving corporation shall be a Subsidiary.

            (e) Consolidated Indebtedness. Permit its ratio of the sum of (i) Consolidated Indebtedness plus (ii) Consolidated Contingent Obligations to the sum of (x) Consolidated Indebtedness plus (y) Consolidated Contingent Obligations plus (z) the Borrower's Shareholders' Equity to be greater than 0.625:1.0 at any time.

            (f) Sale of Property. Sell, assign, exchange, lease, transfer or otherwise dispose of any Property, whether now owned or hereafter acquired, to any Person, or permit any Subsidiary so to do, except:

                  (i) dispositions to a Subsidiary for a consideration at least equal to the fair value of the Property disposed of;

                  (ii) dispositions by one Subsidiary to the Borrower or to
            another Subsidiary;

                  (iii) dispositions of the Stock or assets of a Subsidiary of
            Ogden Energy in which the Borrower or another Subsidiary retains a long-term operating interest;

                  (iv) other dispositions of Stock or assets of the Borrower or a Subsidiary for a consideration at least equal to the fair value of the Stock or assets so sold or transferred; provided that, immediately after each such transaction (other than any disposition permitted under clause (vi) below), the value of all such transactions under this clause (iv) (determined at the time it occurs as reflected on the books of the Borrower determined in accordance with GAAP) shall not exceed 15% of the Consolidated total assets of the Borrower, total assets being computed after giving effect to the most recent proposed transaction (other than any disposition permitted under clause (vi) below) (determined in accordance with GAAP) and there shall exist no Default;

                  (v) the payment of dividends and distribution of Stock of the
            Borrower in the ordinary course of business; and

                  (vi) dispositions of shares of the Stock of Ogden Energy,
            provided that no disposition permitted pursuant to this clause (vi) shall result in the Borrower owning less than 80% of the Stock of Ogden Energy.

            (g) Compliance with ERISA. Engage in any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, with respect to any Plan, or incur any "accumulated funding deficiency", as such term is defined in Section 412 of the Code or Section 302 of ERISA, or terminate, or permit any Subsidiary or any ERISA Affiliate to terminate, any Plan which would reasonably likely result in any liability of the Borrower, any Subsidiary or any ERISA Affiliate to the PBGC, or permit the occurrence of any Reportable Event or any other event or condition which presents a risk of such a termination by the PBGC of any Plan, or withdraw or effect a partial withdrawal from a Multiemployer Plan, or permit any Subsidiary or any ERISA Affiliate which is an employer under such a Multiemployer Plan so to do, if any thereof would reasonably likely have a Material Adverse Effect.

            (h) Certificate of Incorporation and By-Laws. Amend or otherwise modify its certificate of incorporation or by-laws, or permit any Subsidiary so to do, in any way which would reasonably likely materially and adversely affect the validity or enforceability of the Loan Documents.

            (i) Fixed Charge Coverage. Permit the Fixed Charge Coverage Ratio to be less than 1.50 to 1.00 for any preceding period of four fiscal quarters (taken as a whole).

            (j) Agency Agreement. Amend the subordination provisions contained in the Agency Agreement in a manner not satisfactory to the Required Banks.

            (k) Current Ratio. Permit its ratio of Current Assets to Current Liabilities to be less than 1.25:1 at any time.

            (l) Palladium Transaction. From and after the date of the issuance of the Letter of Credit, enter into or consent to any amendment or waiver of the terms of the Palladium Documents that would be reasonably likely to have a material adverse effect on the rights and remedies of the Agent or any Bank under this Agreement, any Note or the Letter of Credit.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

            SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

            (a) The failure of the Borrower to pay (i) any installment of principal payable hereunder or under the Notes when the same shall be due and payable or (ii) interest payable hereunder or under the Notes for three days after the same shall be due and payable or (iii) any fees, L/C Applicable Commissions or expenses payable hereunder or under the Notes for five days after the same shall be due and payable; or

            (b) The failure of the Borrower to observe or perform any covenant or agreement contained in Section 5.01 (b)(iv)-(viii), 5.01(c), 5.01(k) or
      Section 5.02; or

            (c) The failure of the Borrower to observe or perform any other term, covenant, or agreement contained in this Agreement and such failure shall have continued unremedied for a period of 30 days after the Borrower shall have obtained knowledge thereof; or

            (d) Any representation or warranty of the Borrower (or of any officer of the Borrower on its behalf) made in this Agreement or any other Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant to this Agreement or any other Loan Document, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

            (e) Any obligation of the Borrower or any Subsidiary, whether as principal, guarantor, surety or other obligor, for the payment of Indebtedness or Contingent Obligations aggregating in excess of US$25,000,000 shall not be paid when due (including any grace period for the payment thereof) or shall become or shall be declared to be due and payable prior to the expressed maturity or expiration thereof, or any event or circumstance shall occur which permits the holder or holders of any such obligation or obligations to declare such obligation due and payable prior to the expressed maturity thereof; or

            (f) The Borrower or any Material Subsidiary or any Material Subsidiary Group, shall (i) suspend or discontinue its business, or (ii) make an assignment for the benefit of creditors, or (iii) generally not be paying its debts as such debts become due, or (iv) admit in writing its inability to pay its debts as they become due, or (v) file a voluntary petition in bankruptcy, or (vi) become insolvent (however such insolvency shall be evidenced), or (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, or (viii) petition or apply to any tribunal for any receiver, custodian or any trustee for a substantial part of its Property, or (ix) be the subject of any such proceeding filed against it which remains undismissed for a period of 60 days, or (x) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, or (xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 60 days, or (xii) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Borrower or such Material Subsidiary or Material Subsidiary Group; or

            (g) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging the Borrower or any Material Subsidiary or any Material Subsidiary Group a bankrupt or insolvent, or (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Borrower or any Material Subsidiary or any Material Subsidiary Group under the United States bankruptcy laws or any other applicable Federal or state law, or
      (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, fiscal agent (or other similar official) of the Borrower or any Material Subsidiary or any Material Subsidiary Group or of any substantial part of the Property thereof, or (iv) ordering the winding up or liquidation of the affairs of the Borrower or any Material Subsidiary or any Material Subsidiary Group, and any such decree or order continues unstayed and in effect for a period of 60 days; or

            (h) Any judgment or decree against the Borrower or any Subsidiary in excess of US$25,000,000 or judgments or decrees against the Borrower and its Subsidiaries aggregating in excess of US$25,000,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days; or

            (i) The Borrower or any of its ERISA Affiliates shall incur, or, in the reasonable opinion of the Required Banks (which opinion shall be final and conclusive), shall be reasonably likely to incur liability in excess of 8% of the Shareholders' Equity of the Borrower and such liability shall be reasonably expected to have a Material Adverse Effect as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Borrower or any of its ERISA

      Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Banks, by notice to the Borrower, declare the obligation of each Bank to make Term Advances and to issue the Letter of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Banks, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (B) give notice to the Beneficiary pursuant to the Letter of Credit that the Letter of Credit will terminate in 20 days due to the occurrence of an Event of Default hereunder; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the obligation of each Bank to make Term Advances and to issue the Letter of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

            SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Agent may, or shall at the request of the Required Banks, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Agent on behalf of the Banks in same day funds at the Agent's office designated in such demand, for deposit in a cash collateral account (the "L/C Cash Collateral Account") with and under the exclusive control of the Agent for the ratable benefit of the Agent and the Banks, an amount equal to the aggregate Available Amount of the Letter of Credit. If at any time the Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agent and the Banks or the total amount of such funds is less than the aggregate Available Amount of the Letter of Credit, the Borrower will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Agent determines to be free and clear of any such right and claim.

                                   ARTICLE VII

                                    THE AGENT

            SECTION 7.01. Authorization and Action. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes or any other amounts due under this Agreement), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement, any other Loan Document or applicable law. The Agent agrees to give to each Bank prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement or any other Loan Agreement.

            SECTION 7.02. Agent's Reliance, Etc. None of the Agent, any Affiliate thereof nor any of their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Bank that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 7.03. Deutsche Bank and Affiliates. With respect to its Commitments, the Advances made by it, the Letter of Credit issued by it, and the
Note issued to it, Deutsche Bank shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Deutsche Bank in its individual capacity. Deutsche Bank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Deutsche Bank were not the Agent and without any duty to account therefor to the Banks.

            SECTION 7.04. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent, any affiliate thereof or any other Bank and based on the Financial Statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, any affiliate thereof or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 7.05. Indemnification. The Banks severally agree to indemnify the Agent or any affiliate thereof (to the extent not reimbursed by the Borrower) from and against such Bank's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent or any affiliate thereof in any way relating to or arising out of any Loan Documents or any action taken or omitted by the Agent under the Loan Documents (collectively, the "Indemnified Costs"), provided that no Bank shall be liable for any portion of the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent or any affiliate thereof promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent or such affiliate in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any affiliate thereof, any Bank or a third party. For purposes of this Section 7.05, the Banks' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Bank, (b) their respective pro rata share of the aggregate Available

Amount of the Letter of Credit outstanding at such time, and (c) the aggregate unused portion of their respective Term Commitment at such time.

            SECTION 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Section 3.01,
3.02 or Section 3.03, (b) increase the Commitments of the Banks or the aggregate Available Amount of the outstanding Letter of Credit or subject the Banks to any additional obligations, (c) reduce the principal of, or interest on, any Advance hereunder, the Notes or any commission, fees or other amounts payable hereunder,
(d) postpone the expiry date of the Letter of Credit or any date fixed for any payment of principal of, or interest on, any Advance or the Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances on the Notes, or the number of Banks, that shall be required for the Banks or any of them to take any action hereunder to secure the obligations, (f) amend this Section 8.01, (g) amend the definition of "Required Banks" or (h) amend the form of the Letter of Credit; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement, any Note or any other Loan Document.

            SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Borrower, at its address at Two Pennsylvania Plaza, New York, New York 10121, Attention: Philip G. Husby, Senior Vice President and Chief Financial Officer, Fax No. (212) 868-5714; if to any Initial Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Bank, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Bank; and if to the Agent, at its address at Deutsche Bank AG, New York Branch, 31 West 52nd Street, New York, New York 10019, Fax No. (212) 469-4139, Attention: John Quinn, Corporate Finance Services; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Agent pursuant to Article II, III or VII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

            SECTION 8.03. No Waiver; Remedies. No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 8.04. Costs and Expenses. (a) Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay within 30 days after presentation of a statement or invoice therefor all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents; provided, however, that to the extent that the Borrower has received a statement of such costs and expenses prior to the Initial Lending Date, the Borrower agrees to pay such costs and expenses concurrently on or in advance of such date. The Borrower further agrees to pay within 30 days after presentation of a statement or invoice therefor all costs and expenses of the Agent and the Banks, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents by reason of the occurrence of an Event of Default or in connection with any refinancing or restructuring of the transactions contemplated hereby or as a result of any insolvency or bankruptcy proceedings, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Bank in connection with the enforcement of rights under this Section 8.04(a).

            (b) The Borrower agrees to indemnify and hold harmless the Agent and each Bank and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Loan Documents and the Palladium Transaction Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances or the Letter of Credit or (ii) the actual or alleged presence of hazardous materials on any property of the Borrower or any of its Subsidiaries or any environmental action relating in any way to the Borrower or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim against the Agent, any Bank, any of their affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances or the Letter of Credit.

            (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Bank other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.07(d) or (e), 2.09 or 2.11, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance.

            (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.10, 2.13 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

            SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Bank and each of its affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank or such affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Bank, whether or not such Bank shall have made any demand under this Agreement or such Loan Document and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank and its affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Bank and its affiliates may have.

            SECTION 8.06. Binding Effect. This Agreement shall become effective on the Effective Date and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Banks.

            SECTION 8.07. Assignments and Participations. (a) Each Bank may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, including, without limitation, a constant and nonvarying percentage of its Term Advance, its Letter of Credit Commitment, its Letter of Credit Advances and its share of the Available Amount of the Letter of Credit, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Bank or an assignment of all of a Bank's rights and obligations under this Agreement, the amount of the Commitments of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than US$10,000,000, (iii) each such assignment shall be to an Eligible Assignee, and in the case of an Eligible Assignee that is not rated at least A- by S&P and A3 by Moody's, or such Eligible Assignee following such assignment shall hold more than US$20,000,000 of the total Letter of Commitments hereunder, the Beneficiary shall have consented to such assignment, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of US$3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

            (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of the Loan Documents, together with copies of the financial statements referred to in Section 4.01 of this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Bank.

            (c) The Agent shall maintain at its address referred to in Section
8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

            (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes and shall be in substantially the form of Exhibit A hereto.

            (e) In the event that the Letter of Credit shall have been issued prior to an assignment under the terms of this Section 8.07, the Agent shall promptly give the Banks notice of such an assignment and the Banks hereby agree that they, at the request of the Agent, shall execute a revised Letter of Credit reflecting such assignment (the "Replacement Letter of Credit").

            (f) Each Bank may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such

Bank shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would (i) increase the amount of such Bank's Term Commitment or Letter of Credit Commitment, (ii) reduce the principal of, or interest on any Advance, the L/C Applicable Commission or any other amounts payable hereunder, in each case to the extent subject to such participation, or (iii) postpone any date fixed for any payment of principal of, or interest on, any Advance or the L/C Applicable Commission or any other amounts payable hereunder, in each case to the extent subject to such participation.

            (g) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Bank.

            (h) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            SECTION 8.08. Confidentiality. Neither the Agent nor any Bank shall disclose any Confidential Information to any other Person without the consent of the Borrower, other than (a) to the Agent's or such Bank's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by
Section 8.07(f), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

            SECTION 8.09. No Liability of the Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary of the Letter of Credit with respect to its use of the Letter of Credit. Neither the Agent nor any Bank nor any of their officers or directors shall be liable or responsible for (a) the use that may be made of the Letter of Credit or any acts or omissions of any beneficiary in connection therewith; (b) the validity, sufficiency or genuineness of documents, or any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the

Banks against presentation of documents that do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit, except that the Borrower shall have a claim against such Bank, and such Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of the Letter of Credit or (ii) such Bank's willful failure to make lawful payment under the Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

            SECTION 8.10. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 8.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 8.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

            (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            SECTION 8.13. Waiver of Jury Trial. Each of the Borrower, the Agent and the Banks hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Bank in the negotiation, administration, performance or enforcement thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        OGDEN CORPORATION


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


                                        DEUTSCHE BANK AG, NEW YORK
                                        BRANCH, as Agent


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:

                                                  BANKS


Term          Letter of Credit  Pro Rata
Commitment      Commitment        Share
----------    ----------------  --------

US$34,000,000 US$34,000,000    35.789473685%      DEUTSCHE BANK AG, NEW YORK
                                                   AND/OR CAYMAN ISLANDS
                                                   BRANCHES


                                                  By
                                                    ----------------------------
                                                     Name:
                                                     Title:


                                                  By
                                                    ----------------------------
                                                     Name:
                                                     Title:



US$16,000,000 US$16,000,000    16.842105263%      NATIONSBANK, N.A.


                                                  By
                                                    ----------------------------
                                                     Name:
                                                     Title:

US$15,000,000 US$15,000,000    15.789473684%      BANK OF TOKYO-MITSUBISHI TRUST
                                                   COMPANY


                                                  By
                                                    ----------------------------
                                                     Name:
                                                     Title:

US$15,000,000 US$15,000,000    15.789473684%      THE FUJI BANK, LIMITED


                                                  By
                                                    ----------------------------
                                                     Name:
                                                     Title:

US$15,000,000 US$15,000,000    15.789473684%      WESTDEUTSCHE LANDESBANK
                                                   GIROZENTRALE, NEW YORK
                                                   AND/OR CAYMAN ISLANDS
                                                   BRANCHES


                                                  By
                                                    ----------------------------
                                                     Name:
                                                     Title:


                                                  By
                                                    ----------------------------
                                                     Name:
                                                     Title:

------------  ------------     -------            TOTAL
US$95,000,000 US$95,000,000    100%

                                                                      SCHEDULE I
                                                               OGDEN CORPORATION
                                              TERM LOAN AND LETTER OF CREDIT AND
                                                         REIMBURSEMENT AGREEMENT
                                                      APPLICABLE LENDING OFFICES

Name of Bank                        Domestic Lending Office                    Eurodollar Lending Office
------------                        -----------------------                    -------------------------

Deutsche Bank AG,                   Deutsche Bank AG, New York                 Deutsche Bank AG, New York
New York and/or                     and/or Cayman Islands Branches             and/or Cayman Islands Branches
Cayman Islands Branches             31 W. 52nd Street                          31 W. 52nd Street
                                    New York, N.Y. 10019                       New York, N.Y. 10019
                                    Attention:                                 Attention:
                                       John Quinn                                  John Quinn
                                    Corporate Finance Services                 Corporate Finance Services
                                    Tel. No.: (212) 469-8636                   Tel. No.: (212) 469-8636
                                    Fax No.: (212) 469-4139                    Fax No.: (212) 469-4139

NationsBank, N.A.                   NationsBank, N.A.                          NationsBank, N.A.
                                    6610 Rockledge Drive                       One Independence Center
                                    6th Floor                                  101 North Tryon Street
                                    MD 20817-1876                              Charlotte, NC 28255-0001
                                    Attention: Michael Heredia                 Attention: Cindy Harmon
                                    Mailing Code: MD26000613                   cc: NationsBank, N.A.
                                    Tel. No.: (301) 571-0724                   6610 Rockledge Drive
                                    Fax No.: (301) 571-0719                    6th Floor
                                                                               MD 20817-1876
                                                                               Attention: Michael Heredia
                                                                               Mailing Code: MD26000613
                                                                               Tel. No.: (301) 571-0724
                                                                               Fax No.: (301) 571-0719

The Bank of Tokyo-Mitsubishi        The Bank of Tokyo-Mitsubishi                The Bank of Tokyo-Mitsubishi
Trust Company                       Trust Company                               Trust Company
                                    1251 Avenue of the Americas                 1251 Avenue of the Americas
                                    12th Floor                                  12th Floor
                                    New York, N.Y. 10020                        New York, N.Y. 10020
                                    Attention: Paula Mueller                    Attention: Paula Mueller
                                    Tel.: (212) 782-4228                        Tel.: (212) 782-4228
                                    Fax: (212) 782-6445                         Fax: (212) 782-6445

The Fuji Bank, Limited              The Fuji Bank, Limited                      The Fuji Bank, Limited
                                    Two World Trade Center                      Two World Trade Center
                                    New York, N.Y. 10048                        New York, N.Y. 10048
                                    Attention: Linda Murtha                     Attention: Linda Murtha
                                    Tel. No.: (212) 898-2066                    Tel. No.: (212) 898-2066
                                    Fax No.: (212) 912-0516                     Fax No.: (212) 912-0516

Westdeutsche                        Westdeutsche                                Westdeutsche
Landesbank Girozentrale             Landesbank Girozentrale                     Landesbank Girozentrale
                                    1211 Avenue of the Americas                 Cayman Islands Office
                                    23rd Floor                                  c/o Westdeutsche
                                    New York, N.Y. 10036                        Landesbank Girozentrale
                                    Attention: Alan S. Bookspan                 1211 Avenue of the Americas
Tel. No.: (212) 852-6023            23rd Floor
                                    Fax: (212) 852-6307                         New York, N.Y. 10036
                                                                                Attention: Alan S. Bookspan
                                                                                Tel. No.: (212) 852-6023
                                                                                Fax: (212) 852-6307

                                                                   SCHEDULE 1.01
                                                  List of Excluded Rent Expenses
                                                                ($ in thousands)


                                  WTE                          New Martinsville
 Fiscal Year                 Tulsa, Oklahoma                 Hydroelectric Plant
 -----------                 ---------------                 -------------------

     1993                      $  10,495                       $  10,724

     1994                         10,481                          10,724

     1995                         10,471                          10,724

     1996                         10,458                          10,724

     1997                         10,440                          10,724

 Later Years                     103,066                          64,348


    Total                      $ 155,411                       $ 117,968

                                                                Schedule 3.01(b)
                                                            Disclosed Litigation

                                      NONE

                                                                Schedule 4.01(a)
                                                           Material Subsidiaries

Ogden Services Corporation
Ogden Energy, Inc.
Ogden Financial Services, Inc.
Ogden Entertainment, Inc.
Ogden Allied Maintenance Corporation

                                                                Schedule 4.01(h)
                                                                 Tax Liabilities

                                      NONE

                                                                Schedule 5.02(c)
                                                Existing Subsidiary Indebtedness
                                                            (September 20, 1993)

Adjustable rate revenue bonds                       $124,755,000
due 2014 through 2024

Obligations under a bank revolving                    16,136,000
Line of Credit

Other Borrowings                                      28,423,000

                                                    $169,314,000
                                                    ============

                                                             EXHIBIT A - FORM OF
                                                                 PROMISSORY NOTE

                                               Dated: April 1, 1997

            FOR VALUE RECEIVED, the undersigned, OGDEN CORPORATION, a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Bank") for the account of its Applicable Lending Office on the Maturity Date (each as defined in the Agreement referred to below) the aggregate principal amount of the Advances made by the Bank to the Borrower pursuant to the Term Loan and Letter of Credit and Reimbursement Agreement, dated as of March 26, 1997, among the Borrower, the Bank and certain other banks party thereto, and Deutsche Bank AG, New York Branch, as Agent for the Bank and such other bank parties (as amended or modified from time to time, the "Agreement"; the terms defined therein being used herein as therein defined) and outstanding on the Maturity Date.

            The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Agreement.

            Both principal and interest are payable in lawful money of the United States of America to Deutsche Bank AG, New York Branch, as Agent, at 31 West 52nd Street, New York, New York 10019, Syndications Clearing Account Account No. 100440240008 in same day funds. At the time of the making of any Advance hereunder and upon each repayment of such Advance, the Bank shall, and is hereby authorized to, make a notation on the grid attached hereto of the date and amount of such Advance and each repayment thereof. However, the failure to make any such notation shall not limit or otherwise affect the Borrower's obligations hereunder with respect to any Advance or repayment thereof.

            This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                        OGDEN CORPORATION



                                        By
                                          -------------------------------------

                                        Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

======== ============= ==================== ====================== =============
                             Amount of
           Amount of      Principal Paid       Unpaid Principal      Notation
  Date      Advance         or Prepaid             Balance            Made By
-------- ------------- -------------------- ---------------------- -------------

-------- ------------- -------------------- ---------------------- -------------

-------- ------------- -------------------- ---------------------- -------------

-------- ------------- -------------------- ---------------------- -------------

-------- ------------- -------------------- ---------------------- -------------

-------- ------------- -------------------- ---------------------- -------------

-------- ------------- -------------------- ---------------------- -------------

-------- ------------- -------------------- ---------------------- -------------

-------- ------------- -------------------- ---------------------- -------------

-------- ------------- -------------------- ---------------------- -------------

-------- ------------- -------------------- ---------------------- -------------

-------- ------------- -------------------- ---------------------- -------------

-------- ------------- -------------------- ---------------------- -------------

-------- ------------- -------------------- ---------------------- -------------

-------- ------------- -------------------- ---------------------- -------------

-------- ------------- -------------------- ---------------------- -------------

-------- ------------- -------------------- ---------------------- -------------

-------- ------------- -------------------- ---------------------- -------------

-------- ------------- -------------------- ---------------------- -------------

-------- ------------- -------------------- ---------------------- -------------

-------- ------------- -------------------- ---------------------- -------------

-------- ------------- -------------------- ---------------------- -------------

-------- ------------- -------------------- ---------------------- -------------

-------- ------------- -------------------- ---------------------- -------------

======== ============= ==================== ====================== =============

                                                           EXHIBIT B-1 - FORM OF
                                                        NOTICE OF TERM BORROWING

Deutsche Bank AG, New York Branch, as Agent for the Banks parties to the Agreement referred to below
31 West 52nd Street
New York, New York 10019

Attention:  John Quinn                                  March 26, 1997

Ladies and Gentlemen:

            The undersigned, Ogden Corporation, refers to the Term Loan and Letter of Credit and Reimbursement Agreement, dated as of March 26, 1997 (as amended or modified from time to time, the "Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Banks parties thereto and Deutsche Bank AG, New York Branch, as Agent for said Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.02(a) of the Agreement that the undersigned hereby requests that the Banks make the Term Borrowing as provided under the Agreement, and in that connection sets forth below the information relating to such Term Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Agreement:

            (i) The Business Day of the Proposed Borrowing is April 1, 1997.

            (ii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

            (iii) The aggregate amount of the Proposed Borrowing is US$_______________.

            [(iv) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is __________ month[s].]

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

                                     B-1-ii


            (A) the representations and warranties contained in Section 4.01 of the Agreement are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

            (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

            (C) the undersigned has satisfied or will as of the day of the Proposed Borrowing have satisfied, in all material respects all conditions which the Agreement provides shall be performed by it on or before the day on which such Proposed Borrowing is made.

                                        Very truly yours,

                                        OGDEN CORPORATION



                                        By
                                          --------------------------------------
                                          Title:

                                                           EXHIBIT B-2 - FORM OF
                                                              NOTICE OF ISSUANCE

Deutsche Bank AG, New York Branch, as Agent for the Banks parties to the Agreement referred to below
31 West 52nd Street
New York, New York 10019

Attention: John Quinn

                                                           [Date]

Ladies and Gentlemen:

            The undersigned, Ogden Corporation, refers to the Term Loan and Letter of Credit and Reimbursement Agreement, dated as of March 26, 1997 (as amended or modified from time to time, the "Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Banks parties thereto and Deutsche Bank AG, New York Branch, as Agent for said Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.03(a) of the Agreement that the undersigned hereby requests the issuance of the Letter of Credit under the Agreement, and in that connection sets forth below the information relating to the Letter of Credit issuance (the "Proposed Issuance") as required by Section 2.03(a) of the Agreement:

            (i) The name of the Beneficiary is_________________. The address of the Beneficiary is ___________________________________.

            (ii) The Business Day of the Proposed Issuance is ___________.

            (iii) The Available Amount of the Letter of Credit shall be US$_______________.

            (iv) The expiration date of the Letter of Credit shall be [a date no later than the Maturity Date].

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

                                     B-2-ii


            (A) the representations and warranties contained in Section 4.01 of the Agreement are correct, before and after giving effect to the Proposed Issuance and to the application of the proceeds therefrom, as though made on and as of such date;

            (B) no event has occurred and is continuing, or would result from such Proposed Issuance that constitutes a Default; and

            (C) the undersigned has satisfied, or will as of the day of the Proposed Issuance have satisfied, in all material respects all conditions which the Agreement provides shall be performed by it on or before the day on which such Proposed Issuance is made.

                                        Very truly yours,

                                        OGDEN CORPORATION



                                        By
                                          --------------------------------------
                                          Title:

                                                             EXHIBIT C - FORM OF
                                                                LETTER OF CREDIT

                          IRREVOCABLE LETTER OF CREDIT

                               No. _______________

                                                   [Date of Issuance]

[Name and Address of Beneficiary Agent]

Ladies and Gentlemen:

            The undersigned bank parties (the "Banks") hereby establish, at the request and for the account of Ogden Corporation, a Delaware Corporation (the "Company"), in your favor as agent (the "Beneficiary Agent") for the holders (the "Holders") from time to time of 126,800,000 Class A Special Shares (the "Palladium Securities") of Palladium Finance Corporation I, a Canadian corporation ("FinanceCo I"), and as party to the put agreement, dated as of _______________, 1997 (the "Put Agreement"), between the Company and you with respect to the Palladium Securities, this nontransferable Irrevocable Letter of Credit No. ___, in the amount of US$_________________* (such amount being the "Available Amount"), effective immediately and expiring at the close of banking business at the office of Deutsche Bank AG, New York Branch, as agent for the Banks (the "Agent") on _________________** (the "Maturity Date") unless earlier terminated in accordance with the terms hereof.

            Each Bank, for itself alone and not for any other Bank, hereby irrevocably authorizes you to draw on it a total amount not to exceed the amount in United States Dollars ("US$" or "US Dollars") set forth opposite such Bank's name on the signature pages hereof (such Bank's "Letter of Credit Commitment") at any time in accordance with the terms and conditions and subject to the reductions in amount as hereinafter set forth in a single drawing by your draft, drawn on such Bank at the Agent's office located at 31 West 52nd Street, New York, New York 10019 (or such other office address in the continental United States designated by the Agent by written notice to you), payable in accordance with your payment instructions on the fifth banking day (which shall be any day other than a Saturday, Sunday or public or bank holiday or the equivalent for banks generally under the laws of the State of New York) (a "Banking Day") after sight, accompanied by a completed certificate in

----------

* Amount may not exceed US$95 million, as reduced per the terms of the Term Loan and Letter of Credit and Reimbursement Agreement (the "Agreement").

** A date no later than 6 Banking Days before the Maturity Date (as defined in the Agreement).

substantially the form of Annex A or B attached hereto, which draft and certificate shall be in writing and signed by you (such draft accompanied by such certificate being the "Draft"); provided that in no event will you have a right to make a drawing under this Letter of Credit in respect of any payment due under the Put Agreement with respect to any Palladium Securities held (to your knowledge) of record by FinanceCo I or the Company (or any affiliate thereof) or held (to your knowledge) by any Holder for the account of FinanceCo I or the Company (or any affiliate thereof).

            The Available Amount of this Letter of Credit shall be automatically and permanently decreased upon the Agent's receipt of each notice from you, in the form of Annex C attached hereto (a "Reduction Notice") by an amount in US Dollars equal to the amount of US Dollars stated in each such notice (each such amount being a "Reduction Amount") and the Available Amount to be drawn by you under the Draft shall be automatically and permanently decreased to the amounts stated in such notice. Each Bank's Letter of Credit Commitment shall similarly be automatically and permanently decreased by its Pro Rata Share (as defined herein) of each such Reduction Amount. For purposes of this Letter of Credit, each Bank's "Pro Rata Share" of any amount to be calculated hereunder, shall be equal to the percentage so specified on the signature pages of this Letter of Credit.

            In addition, except as provided below, this Letter of Credit and each Bank's Letter of Credit Commitment shall automatically terminate on the twentieth day after your receipt of written notice (which notice shall be in the form of Annex D hereto) (the "Termination Notice") from the Agent that, pursuant to Section 6.01 of the Term Loan and Letter of Credit and Reimbursement Agreement, dated as of March 26, 1997 (such agreement, as amended, modified or supplemented from time to time, being the "Ogden Facility"), among the Company, each of the Banks and the Agent, an Event of Default (as defined in the Ogden Facility) has occurred and the Required Banks (as defined in the Ogden Facility) are exercising their right to terminate this Letter of Credit.

            Funds under this Letter of Credit are available to you against your Draft referring thereon to the number of this Letter of Credit accompanied by your written and completed certificate signed by you in substantially the form of Annex A or B attached thereto. The Draft shall be dated the date of its presentation, and shall be presented or delivered by telecopier at the Agent's office located at 31 West 52nd Street, New York, New York 10019, Fax No. (212) 469-7978, Attention: James Roces, Trade Finance

Department, with a copy to Fax No. (212) 469-4139, Attention: John Quinn (or such other office address, phone number or attention party in the continental United States designated by us by written notice delivered to you). Upon receipt of the Draft at such office, all in strict conformity with the terms and conditions of this Letter of Credit, on or prior to the termination hereof on a Banking Day, and telephonic notice of the presentation of such Draft given prior to or at the time of presentation to the Agent, telephone no. (212) 469-7979 (Attention: James Roces, Trade Finance Department) and telephone no. (212) 469-4103 (Attention: John Quinn) (or such other number or attention party which may be designated by the Agent by written notice delivered to you), each Bank agrees to honor the Draft by 2:00 P.M. on the fifth Banking Day thereafter in accordance with your payment instructions in an amount equal to its Pro Rata Share of the drawing thereunder, provided that in no event shall such amount exceed such Bank's Letter of Credit Commitment (as such Letter of Credit Commitment may be reduced from time to time pursuant to the terms of this Letter of Credit), by payment to you in same day funds of such amount (which payment may be effected by such Bank through the Agent; provided, however, that the Agent shall have no obligation to you to honor any draft (except to the extent of its Pro Rata Share of the drawing hereunder in its capacity as a "Bank")). If the Agent receives the Draft at such office, all in strict conformity with the terms and conditions of this Letter of Credit, on or prior to the termination hereof, after 11:00 A.M. (New York City time), on a Banking Day, or no telephonic notice is given of the presentation, each Bank agrees to honor the same by 2:00 P.M. on the sixth Banking Day thereafter in accordance with your payment instructions in an amount equal to its Pro Rata Share of the drawing thereunder, provided that in no event shall such amount exceed such Bank's Letter of Credit Commitment (as such Letter of Credit Commitment may be reduced from time to time in pursuant to the terms of this Letter of Credit), by payment to you in same day funds on such day of such amount (which payment may be effected by such Bank through the Agent; provided, however, that the Agent shall have no obligation to you to honor any draft (except to the extent of its Pro Rata Share of the drawing hereunder in its capacity as a "Bank")).

            This Letter of Credit shall automatically terminate upon the earliest of (i) our honoring your Draft presented hereunder, (ii) twenty days following the delivery of the Termination Notice, provided that any Draft presented by you hereunder, on or before six Banking Days prior to such 20th day, in strict conformity with the terms and conditions of this Letter of Credit has been honored by the Banks, (iii) the Maturity Date, provided that any Draft presented by you hereunder, on or before six Banking Days prior to such date, in strict conformity with the terms and conditions of this Letter of Credit prior to such termination has been honored by the Banks, or (iv) upon the return or surrender of the original of this Letter of Credit by you for termination or cancellation, together with your cover letter, stating that this Letter of Credit can be terminated or cancelled.

            This Letter of Credit sets forth in full the undertaking of the Banks, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only the certificates and the Draft referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates and such Draft. This Letter of Credit may be executed by different Banks in separate counterparts, each of which taken together shall constitute one and the same Letter of Credit. The obligations of the Banks hereunder shall be several and not joint. The refusal or inability of any Bank to honor a drawing hereunder shall not affect the obligation of any other Bank to honor a drawing in accordance herewith.

            You hereby agree and acknowledge that from time to time each of the Banks hereunder may assign to one or more "Eligible Assignees" (as defined below) all or a portion of its obligations under this Letter of Credit. Upon receipt of an assignment and acceptance agreement executed by an assigning Bank and an assignee, in which the assignee represents that it is an "Eligible Assignee", you shall, within five Banking Days after receipt thereof, return this Letter of Credit to the Agent in exchange for a new Letter of Credit executed by all of the Banks having Letter of Credit Commitments hereunder, including, without limitation, such Eligible Assignee. "Eligible Assignee" means an assignee which is any bank, insurance company or financial institution organized under the laws of the United States or any state thereof acting for its own account, which (a) is regularly engaged in the business of making loans in transactions similar to this Agreement, (b) has a consolidated net worth in excess of US$200,000,000, and (c) has been approved by (i) the Agent; (ii) unless an Event of Default (as defined in the Ogden Facility) has occurred and is continuing at the time any assignment is effected in accordance with Section
8.07 of the Ogden Facility, the Borrower, such approval not to be unreasonably withheld or delayed; provided, however that no consent of the Borrower shall be required (x) in the event of a change of ownership or control of the Borrower or
(y) in the case of any assignment to (1) another Bank hereunder, (2) an affiliate of a Bank or (3) the Federal Reserve; and (iii) to the extent that such Eligible Assignee is not rated at least A- by S&P and A3 by Moody's, or such Eligible Assignee following such assignment shall hold more than US$20,000,000 of the total Letter of Credit Commitments hereunder, you. Notwithstanding anything to the contrary herein, in no case shall either the Borrower or an affiliate of the Borrower qualify as an Eligible Assignee.

            This Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce, Publication No. 500, and to the extent of matters not covered thereby, the laws of the State of New York, including, without limitation, the Uniform Commercial Code as in effect in the State of New York.

            Communications with respect to this Letter of Credit, including, without limitation, the delivery of any Reduction Notice or Termination Notice, shall be in writing and shall be addressed to, if to the Agent, Deutsche Bank AG, New York Branch, as Agent, at 31 West 52nd Street, New York, New York 10019, Fax No. (212) 469-7989, Attention: James Roces, Trade Finance Department, with a copy to Fax No. (212) 469-4139, Attention: John Quinn (or such other office address, phone number or attention party in the continental United

States designated by the Agent by written notice to you) or, if to you, at the address set forth above, and, shall in either case, specifically refer to the number of this Letter of Credit.

            This Letter of Credit is nontransferable.


                                        Very truly yours,


Letter of Credit
Commitment:        Pro Rata Share:


US$34,000,000      35.789473685%        DEUTSCHE BANK AG, NEW YORK BRANCH


                                        By
                                          --------------------------------------
                                          Name:
                                          Title:


                                        By
                                          --------------------------------------
                                          Name:
                                          Title:

US$16,000,000       16.842105263%       NATIONSBANK, N.A.


                                        By
                                          --------------------------------------
                                          Name:
                                          Title:

US$15,000,000      15.789473684%        BANK OF TOKYO-MITSUBISHI TRUST
                                             COMPANY, LIMITED

                                        By
                                          --------------------------------------
                                          Name:
                                          Title:



US$15,000,000      15.789473684%        THE FUJI BANK, LIMITED


                                        By
                                          --------------------------------------
                                          Name:
                                          Title:

US$15,000,000      15.789473684%        WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                             NEW YORK BRANCH


                                        By
                                          --------------------------------------
                                          Name:
                                          Title:


                                        By
                                          --------------------------------------
                                          Name:
                                          Title:

_____________      ____
US$95,000,000      100%

Acknowledged by:

DEUTSCHE BANK AG,
  NEW YORK BRANCH, as Agent

By
  -------------------------------
  Name:
  Title:


By
  -------------------------------
  Name:
  Title:

                                     ANNEX A

                      CERTIFICATE FOR DRAWING IN CONNECTION
                    WITH THE PAYMENT OF THE REDEMPTION PRICE
                 WITH RESPECT TO THE 126,800,000 CLASS A SPECIAL
                   SHARES (THE "PALLADIUM SECURITIES") ISSUED
               BY PALLADIUM FINANCE CORPORATION I ("FINANCECO I")
                       IN CONNECTION WITH A TENDER OR CALL
                             UNDER THE PUT AGREEMENT

                Irrevocable Letter of Credit No. ________________

            The undersigned, a duly authorized officer of [name of Beneficiary Agent] (the "Beneficiary Agent"), hereby certifies to Deutsche Bank AG, New York Branch, as Agent (the "Agent") for each of the Banks party (the "Banks") to the Letter of Credit (as hereinafter defined) and to each such Bank, with reference to Irrevocable Letter of Credit No. _______ (the "Letter of Credit", the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by each of the Banks in favor of the Beneficiary Agent, that:

            (1) The Beneficiary Agent is the agent for the holders (each a "Holder" and collectively, the "Holders") of [number] shares of the Palladium Securities (each being a "Share" and collectively being, the "Shares"), none of which to the Beneficiary Agent's knowledge are held of record by FinanceCo I or the Company (or any affiliate thereof) or held for the account of any such party.

            (2) The Beneficiary Agent is making a drawing under the Letter of Credit with respect to the redemption payment of C$_____________ due to the Holders by the Company pursuant to the Put Agreement in respect of the Shares.

            (3) The redemption price for the Palladium Securities is C$ ___________ per Share, and C$ ___________ in the aggregate for the Shares being redeemed in accordance with the Put Agreement. The currency equivalent of the redemption price is, as determined by the Beneficiary Agent in accordance with the Put Agreement, US$______________ per Share, and US$__________ in the aggregate for the Shares being so redeemed.

            (4) The amount of the Draft accompanying this Certificate is equal to US$________ (the same amount specified in paragraph (3) above). Such amount was computed in compliance with the terms and conditions of the Put Agreement and does

                                     C-A-2


      not exceed the amount available to be drawn by the Beneficiary Agent under the Letter of Credit.

            IN WITNESS WHEREOF, the Beneficiary Agent has executed and delivered this Certificate as of the __ day of _____________, ____.


                                        [NAME OF BENEFICIARY AGENT],
                                          as Beneficiary Agent

                                        By
                                          --------------------------------------
                                           Name:
                                           Title:

                                     ANNEX B

                      CERTIFICATE FOR DRAWING IN CONNECTION
                    WITH THE PAYMENT OF THE REDEMPTION PRICE
                 WITH RESPECT TO THE 126,800,000 CLASS A SPECIAL
                   SHARES (THE "PALLADIUM SECURITIES") ISSUED
             BY PALLADIUM FINANCE CORPORATION I ("FINANCECO I") UPON
                TERMINATION OR EXPIRATION OF THE LETTER OF CREDIT

                Irrevocable Letter of Credit No. ________________

            The undersigned, a duly authorized officer of [name of Beneficiary Agent] (the "Beneficiary Agent"), hereby certifies to Deutsche Bank AG, New York Branch, as Agent (the "Agent") for each of the Banks party (the "Banks") to the Letter of Credit (as hereinafter defined) and to each such Bank, with reference to Irrevocable Letter of Credit No. _______ (the "Letter of Credit", the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by each of the Banks in favor of the Beneficiary Agent, that:

            (1) The Beneficiary Agent is the agent for the holders (each a "Holder") and collectively, the "Holders") of [number] shares of the Palladium Securities (each a "Share") and collectively, the "Shares"), none of which, to the Beneficiary Agent's knowledge, are held of record by FinanceCo I or the Company (or any affiliate thereof) or held for the account of any such party.

            (2) The Beneficiary Agent is making a drawing under the Letter of Credit with respect to the redemption payment of C$__________ due to the Holders by the Company pursuant to the Put Agreement as a result of (a) the delivery by the Agent of a Termination Notice, certifying that an Event of Default has occurred under the Ogden Facility, or (b) as a result of the expiration of the Letter of Credit due to the occurrence of the Maturity Date within twenty days of the date of this Certificate.

            (3) The redemption price for the Palladium Securities is C$ ___________ per Share, and C$ ___________ in the aggregate for the Shares being redeemed in accordance with the Put Agreement. The currency equivalent of the redemption price is, as determined by the Beneficiary Agent in accordance with the Put Agreement, US$______________ per Share, and US$__________ in the aggregate for the Shares being so redeemed.

            (4) The amount of the Draft accompanying this Certificate is equal to US$________ (the same amount specified in paragraph (3) above). Such amount was

                                     C-B-2


      computed in compliance with the terms and conditions of the Put Agreement and does not exceed the amount available to be drawn by the Beneficiary Agent under the Letter of Credit.

            IN WITNESS WHEREOF, the Beneficiary Agent has executed and delivered this Certificate as of the __ day of _____________, ____.


                                        [NAME OF BENEFICIARY AGENT],
                                          as Beneficiary Agent

                                        By
                                          --------------------------------------
                                          Name:
                                          Title:

                                     ANNEX C

                    CERTIFICATE FOR THE REDUCTION OF AMOUNTS
                  AVAILABLE UNDER IRREVOCABLE LETTER OF CREDIT
                     NO. ___________ DATED __________, ____

            The undersigned, a duly authorized officer of [name of Beneficiary Agent] (the "Beneficiary Agent"), hereby certifies to Deutsche Bank AG, New York Branch, as Agent (the "Agent") for each of the Banks party (the "Banks") to the Letter of Credit (as hereinafter defined) and to each such Bank, with reference to Irrevocable Letter of Credit No. _______ (the "Letter of Credit", the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by each of the Banks in favor of the Beneficiary Agent, that:

            (1) The Beneficiary Agent is the agent for the holders of [number] shares of the Palladium Securities, none of which, to the Beneficiary Agent's knowledge, are held of record by FinanceCo I or the Company (or any affiliate thereof) or held for the account of any such party.

            (2) The Available Amount of the Letter of Credit is hereby, pursuant to the terms of the Put Agreement, reduced by US$_____ to US$_____ upon receipt by the Agent of this Certificate.

            (3) The above amounts were computed in compliance with the terms and conditions of the Put Agreement.

            IN WITNESS WHEREOF, the Beneficiary Agent has executed and delivered this Certificate this __ day of _______________, ____.


                                        [NAME OF BENEFICIARY],
                                          as Beneficiary Agent

                                        By
                                           -------------------------------------
                                          Name:
                                          Title:

                                     ANNEX D

                              NOTICE OF TERMINATION

        [To be typed on letterhead of Deutsche Bank AG, New York Branch]

                                             [Date]

To:  [Name and Address of Beneficiary Agent]

Ladies and Gentlemen:

We refer to Irrevocable Letter of Credit No. __________ (the "Letter of Credit", the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by [names of banks] (the "Banks") in your favor. We hereby notify you that pursuant to Section 6.01 of the Term Loan and Letter of Credit and Reimbursement Agreement, dated as of March 26, 1997, among Ogden Corporation, as Borrower, the Banks party thereto, and Deutsche Bank AG, New York Branch, as Agent (such agreement, as amended, modified or supplemented from time to time, being the "Ogden Facility"), an Event of Default (as defined in the Ogden Facility) has occurred and the Required Banks (as defined in the Ogden Facility) are exercising their right to terminate the Letter of Credit. This notice serves as the Notice of Termination provided for under the Letter of Credit.

We hereby notify you that in accordance with the terms of the Letter of Credit, such Letter of Credit shall terminate on the twentieth day following the date hereof.

Yours faithfully,

DEUTSCHE BANK AG, NEW YORK BRANCH,
  as Agent

By
  ---------------------------------
Name:
Title:


By
  ---------------------------------
Name:
Title:

                                     C-D-2


The undersigned hereby acknowledges
receipt of this notice.

[NAME OF BENEFICIARY AGENT]

By
  ---------------------------------
Name:
Title

                                                             EXHIBIT D - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE

            Reference is made to the Term Loan and Letter of Credit and Reimbursement Agreement dated as of March 26, 1997 (as amended or modified from time to time, the "Agreement") among Ogden Corporation, a Delaware corporation (the "Borrower"), the Banks (as defined in the Agreement) and Deutsche Bank AG, New York Branch, as agent for the Banks (the "Agent"). Terms defined in the Agreement are used herein with the same meaning.

            The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes held by it) under the Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Loan Documents. After giving effect to such sale and assignment, the Assignee's Term Commitment and Letter of Credit Commitment and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

            2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note[s] held by the Assignor and requests that the Agent exchange such Note[s] for [a] new Note[s] payable to the order of the Assignee [and the Assignor].

            3. The Assignee (i) confirms that it has received a copy of the Loan Documents, together with copies of the Financial Statements referred to in
      Section 4.01 of the Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the

      Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Bank;
      (vi) agrees that it will execute the Replacement Letter of Credit; and
      (vii) attaches any U.S. Internal Revenue Service forms required under
      Section 2.13 of the Agreement.

            4. Following the execution of this Assignment and Acceptance, it will be delivered [to the Beneficiary Agent for the Beneficiary Agent's consent thereto, and thereafter delivered]* together with the processing and recordation fee of US$3,000, to the Agent for acceptance and recording by the Agent. Promptly thereafter, the Agent shall arrange for the issuance of the Replacement Letter of Credit and the effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of such issuance, unless otherwise specified on Schedule 1 hereto.

            5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Loan Documents and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

            6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Documents for periods prior to the Effective Date directly between themselves.

            7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

----------

*     If such approval is required pursuant to Section 8.07(a) of the Agreement.

            8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

            IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.


                                        [NAME OF ASSIGNOR], as Assignor


                                        By
                                          ------------------------------
                                          Title:

                                        Dated:  _______________, ____


                                        [NAME OF ASSIGNEE], as Assignee


                                        By
                                          ------------------------------
                                          Title:

                                        Domestic Lending Office:
                                          [Address]

                                        Eurodollar Lending Office:
                                          [Address]

Accepted [and Approved]* this
__________ day of _______________, ____

DEUTSCHE BANK AG, NEW YORK BRANCH, as Agent


By
  -------------------------------
   Name:
   Title:

By
  -------------------------------
   Name:
   Title:

[Approved this __________ day
of _______________, ____


OGDEN CORPORATION


By
  -------------------------------]**
  Title:

[Approved this __________ day
of _______________, ____


[NAME OF BENEFICIARY AGENT]


By
  -------------------------------]
  Title:]***

----------

* Required if the Assignee is an Eligible Assignee solely by reason of clause (h) of the definition of "Eligible Assignee".

** Required if the Assignee is an Eligible Assignee solely by reason of clause (h) of the definition of "Eligible Assignee".

*** Required if the Beneficiary=s consent is required pursuant to Section 8.07(a)(iii) of the
                                                                  (continued...)

----------

(...continued)
     Agreement.

                                   Schedule 1
                                       to
                            Assignment and Acceptance

         Percentage interest assigned:                     _____%

         Assignee's Term Commitment:                       $_______________

         Assignee's Letter of Credit Commitment:           $_______________

         Aggregate outstanding principal amount of
              Advances assigned:                           $_______________

         Effective Date*:                                  _______________, 199_

----------

* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

                                                             EXHIBIT E - FORM OF
                                                              OPINION OF COUNSEL
                                                                FOR THE BORROWER


                        [Letterhead of Ogden Corporation]

                                            April 1, 1997

To each of the Banks parties
 to the Agreement dated
 as of March 26, 1997
 among Ogden Corporation,
 said Banks and Deutsche Bank AG, New York Branch, as Agent for said Banks, and to Deutsche Bank AG, New York Branch, as Agent

                                Ogden Corporation

Ladies and Gentlemen:

            I am Senior Vice President and General Counsel to Ogden Corporation, a Delaware corporation (the "Company"). This opinion is furnished to you pursuant to Section 3.01(h)(vi) of the Term Loan and Letter of Credit and Reimbursement Agreement, dated as of March 26, 1997 (the "Agreement"), among the Company, the Banks party thereto, and Deutsche Bank AG, New York Branch, as Agent. Capitalized terms used herein that are defined in the Agreement shall have the same meanings therein defined.

            In furnishing this opinion, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction as being true copies, of such instruments, documents and certificates of officers of the Company or of government officials, and have conducted such investigations of fact and law, as I have deemed necessary or appropriate as the basis for the opinions hereinafter expressed, including, without limitation, (i) the Restated Certificate of Incorporation and By-Laws of the Company, (ii) the Agreement, and (iii) the form of the Notes. With respect to questions of fact material to any opinions expressed herein, I have relied solely upon inquiries made of the appropriate officers of the Company and its Subsidiaries. Where and as this opinion states conclusions based upon the absence of facts, I have received in the course of my employment no contrary information and would expect to receive such information if an officer of the Company had notice thereof.

            I have investigated such questions of law for the purpose of rendering this opinion as I have deemed necessary. I am admitted to practice law in the State of New York and express no opinion as to any question of law other than with respect to the laws of the State of New York, the corporate laws of the State of Delaware, and the laws of the United States of America. Wherever in this opinion the phrase "to the best of my knowledge" is used, it shall be construed as being limited to my actual knowledge and the actual knowledge of those attorneys in my office who have directly participated in this matter.

            Based upon and subject to the foregoing, I am of the opinion that:

I. The Company and each Material Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite corporate power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which there is a reasonable likelihood of a Material Adverse Effect as a consequence of the failure to be so authorized.

            1. The Company has full corporate power and authority to enter into, execute, deliver and carry out the terms of the Agreement and the Notes, and to make the borrowings and to incur the other obligations contemplated thereby, to execute, deliver and carry out the terms of the Notes and to incur the obligations provided for therein, all of which have been duly authorized by all proper and necessary corporate action and are not in violation of its Restated Certificate of Incorporation and By-Laws.

            2. No consent, authorization or approval of, filing with, notice to, or examination by, stockholders, any Governmental Body or any other Person (except for those which have been obtained, made or given) is required to authorize, or is required in connection with the execution, delivery and performance of the Agreement and the Notes or is required as a condition to the validity or enforceability of the Agreement and the Notes. No provision of any applicable statute, law (including, without limitation, any applicable usury or similar law), rule or regulation of any Governmental Body will prevent the execution, delivery or performance of, or affect the validity of, the Agreement and the Notes.

            3. The Agreement constitutes, and the Notes, when issued and delivered pursuant thereto for value received, will constitute, the valid and legally binding obligations of the Company enforceable in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity, including, without limitation, principles of materiality, reasonableness and good faith (regardless of whether considered in a proceeding in equity or an action at law), and (ii) that the enforceability of any provision of the Agreement providing for indemnification might be limited by considerations of public policy.

            4. There are no actions, suits, arbitration proceedings or claims pending or, to the best of my knowledge, threatened against the Company or any Subsidiary, or maintained by the Company or any Subsidiary, at law or in equity, before any Governmental Body as to which there is a reasonable likelihood of a Material Adverse Effect. There are no proceedings pending or, to the best of my knowledge, threatened against the Company or any Subsidiary which call into question the validity or enforceability of the Agreement or the Notes.

            5. To the best of my knowledge, neither the Company nor any Subsidiary is in default under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound, as to which, taken as a whole, there is a reasonable likelihood of a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Agreement and the Notes will not constitute a default under, conflict with, require any consent under (other than consents which have been obtained), or result in the creation or imposition of, or obligation to create, any Lien upon the Property of the Company or any Subsidiary pursuant to the terms of any such mortgage, indenture, contract, agreement, judgment, decree or order as to which, if not consented to, waived or obtained, there is a reasonable likelihood of a Material Adverse Effect.

            6. To the best of my knowledge, neither the Company nor any Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Body as to which there is a reasonable likelihood of a Material Adverse Effect and the Company and each Subsidiary is complying in all material respects with all applicable statutes and regulations, including ERISA, of all Governmental Bodies, a violation of which is reasonably likely to have a Material Adverse Effect.

            7. Neither the Company nor any Subsidiary (a) (i) is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or is (ii) an investment company, or an affiliated person or promoter of or principal underwriter for an investment company or an affiliated person of such person, promoter or principal underwriter or controlled by, controlling or under common control with an investment company all within the meaning of the Investment Company Act of 1940, or (b) is subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness under the Agreement or the Notes, including, without limitation, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

            8. To the best of my knowledge, neither the Company nor any Subsidiary has received written notice or otherwise learned of any claim, demand, action, report or investigation indicating or concerning any potential or actual liability as to which individually or in the aggregate there is a reasonable likelihood of a Material Adverse Effect arising in connection with any non-compliance with or violation of the requirements of any Environmental Law.


                                        Very truly yours,



                                        Lynde H. Coit
                                        Senior Vice President
                                          & General Counsel

                                                                [EXECUTION COPY]

                                                  U.S. $95,000,000

                       TERM LOAN AND LETTER OF CREDIT AND
                             REIMBURSEMENT AGREEMENT

                             Dated as March 26, 1997

                                      Among

                                OGDEN CORPORATION

                                   as Borrower

                                       and

                             THE BANKS NAMED HEREIN

                                       and

                        DEUTSCHE BANK AG, NEW YORK BRANCH

                                    as Agent

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms.........................................  1
SECTION 1.02.  Computation of Time Periods................................... 19

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE BORROWING

SECTION 2.01.  Term Borrowing................................................ 19
SECTION 2.02.  Making the Term Borrowing..................................... 20
SECTION 2.03.  Issuance of and Drawing Under the Letter of Credit............ 21
SECTION 2.04.  Agent's Fees.................................................. 23
SECTION 2.05.  Repayment..................................................... 23
SECTION 2.06.  Interest...................................................... 23
SECTION 2.07.  Interest Rate Determination................................... 24
SECTION 2.08.  Optional Conversion of Advances............................... 25
SECTION 2.09.  Optional Prepayments; Reduction of Letter of Credit
               Commitment ................................................... 26
SECTION 2.10.  Increased Costs............................................... 26
SECTION 2.11.  Illegality.................................................... 27
SECTION 2.12.  Payments and Computations..................................... 27
SECTION 2.13.  Taxes......................................................... 28
SECTION 2.14.  Replacement of Bank in Event of Adverse Condition............. 31
SECTION 2.15.  Sharing of Payments, Etc...................................... 31

                                  ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01.  Conditions Precedent to Effectiveness of Section 2.01......... 32
SECTION 3.02.  Conditions Precedent to the Borrowing......................... 34
SECTION 3.03.  Conditions Precedent to Issuance of Letter of Credit.......... 34
SECTION 3.04.  Determinations Under Section 3.01, 3.02 and 3.03.............. 35

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                                                                            Page

SECTION 4.01.  Representations and Warranties of the Borrower................ 35

                                   ARTICLE V

                            COVENANTS OF THE BORROWER

SECTION 5.01.  Affirmative Covenants......................................... 40
SECTION 5.02.  Negative Covenants............................................ 45

                                   ARTICLE VI

                                EVENTS OF DEFAULT

SECTION 6.01.  Events of Default............................................. 48
SECTION 6.02.  Actions in Respect of the Letters of Credit upon Default...... 50

                                  ARTICLE VII

                                    THE AGENT

SECTION 7.01.  Authorization and Action...................................... 51
SECTION 7.02.  Agent's Reliance, Etc......................................... 51
SECTION 7.03.  Deutsche Bank and Affiliates.................................. 52
SECTION 7.04.  Bank Credit Decision.......................................... 52
SECTION 7.05.  Indemnification............................................... 52
SECTION 7.06.  Successor Agent............................................... 53

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.01.  Amendments, Etc............................................... 53
SECTION 8.02.  Notices, Etc.................................................. 54
SECTION 8.03.  No Waiver; Remedies........................................... 54
SECTION 8.04.  Costs and Expenses............................................ 54
SECTION 8.05.  Right of Set-off.............................................. 56
SECTION 8.06.  Binding Effect................................................ 56
SECTION 8.07.  Assignments and Participations................................ 56
SECTION 8.08.  Confidentiality............................................... 59
SECTION 8.09.  No Liability of the Banks..................................... 59
SECTION 8.10.  Governing Law................................................. 60

                                                                            Page

SECTION 8.11.  Execution in Counterparts..................................... 60
SECTION 8.12.  Jurisdiction, Etc............................................. 60
SECTION 8.13.  Waiver of Jury Trial.......................................... 61

Schedules
---------

Schedule I - List of Applicable Lending Offices

Schedule 1.01 - Excluded Rent Expenses

Schedule 3.01(b) - Disclosed Litigation

Schedule 4.01(a) - Material Subsidiaries

Schedule 4.01(h) - Tax Liabilities

Schedule 5.02(c) - Existing Subsidiary Indebtedness


Exhibits
--------

Exhibit A -  Form of Promissory Note

Exhibit B-1 -  Form of Notice of Term Borrowing

Exhibit B-2 -  Form of Notice of Issuance

Exhibit C -  Form of Letter of Credit

Exhibit D -  Form of Assignment and Acceptance

Exhibit E -  Form of Opinion of Counsel for the Borrower

Exhibit F -   Revenue Ruling